UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iRobot Corporation

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April 17, 2017

Dear Fellow Stockholder,

You are cordially invited to attend the Annual Meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), to be held on Tuesday, May 23, 2017, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730.

At this annual meeting, you will be asked to (1) elect three (3) Class III directors, each to serve for a three-year term; (2) ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year; (3) approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements; (4) approve amendments to our amended and restated certificate of incorporation to declassify the board of directors; (5) approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting; (6) approve the 2017 Employee Stock Purchase Plan (the “ESPP”); (7) approve, on an advisory basis, the compensation of our named executive officers; and (8) hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accountants, FOR approval of amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, FOR approval of amendments to our amended and restated certificate of incorporation to declassify the board of directors, FOR approval of amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting, FOR approval of the ESPP, FOR approval on an advisory basis, of the compensation of our named executive officers, and for approval on an advisory basis, of a proposal to hold future advisory votes on the compensation of our named executive officers every 1 YEAR. Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give the accompanying materials your careful attention. Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Because approval of Proposals 3, 4 and 5 requires the affirmative vote of at least 75% of the outstanding shares, your vote will be especially important at this year’s annual meeting.

Thank you for your continued support, interest and investment in iRobot.

Sincerely,

Colin M. Angle

Chairman of the Board and Chief Executive Officer

SUMMARY OF RECENT AND PROPOSED CHANGES TO CORPORATE GOVERNANCE AND EXECUTIVE COMPENSATION

In our continuing efforts to improve corporate governance and better align executive compensation with Company performance, the following highlights elements of our corporate governance and executive compensation changes and proposed changes that are described in more detail in the proxy statement.

	2014	2015	2016	2017 – Proposed Changes
Corporate Governance	Termination of rights plan - “poison pill” Adopted majority voting standard for election of directors	Recommended adoption of majority voting standards for a) removal of directors, b) amendments to our by-laws, and c) amendments to certain provisions of our certificate of incorporation*

Recommended adoption of majority voting standards for a) removal of directors, b) amendments to our by-laws, and c) amendments to certain provisions of our certificate of incorporation

Recommended annual election of directors on phased-in basis**

Codified Lead Independent Director role

Adopted proxy access

Recommending adoption of majority voting standards for a) removal of directors, b) amendments to our by-laws, and c) amendments to certain provisions of our certificate of incorporation.

Recommending annual election of directors commencing at the 2018 annual meeting***

Recommending amendments to our by-laws and certificate of incorporation to allow stockholders to call special meetings

Board Refreshment	Added Michelle Stacy, consumer expertise; Jacques Gansler, defense - retired	Added Mohamad Ali, technology/cloud expertise; Paul Kern, defense - retired; Paul Sagan, technology - retired	Added Michael Bell, technology/cloud expertise; Added Andrew Miller, finance/technology expertise; George McNamee, finance - retired	Added Elisha Finney, finance/technology; Gail Deegan, finance - retiring; Andrea Geisser, finance - retiring
Executive Compensation	Designed 50% of executive LTI to be based on Company’s performance	Adopted a clawback policy		Modified executive LTI to (i) remove options and increase performance share units (PSUs) to 50% and (ii) require performance of PSUs to be measured over the full three-year performance period (no annual targets and no make-up provisions)

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

Over the past four years we have added five independent directors with extensive experience in consumer businesses, global branding, strategic software development, cloud infrastructure, data analytics and finance while retiring several with experience that was no longer relevant to the Company’s strategy. We continually evaluate our board member skills for alignment with iRobot’s strategic goals.

Corporate Governance

In 2014, we eliminated our rights plan or “poison pill” and adopted a majority voting standard for election of directors. In 2015, we recommended adoption of majority voting standards for a) removal of directors, b) amendments to our by-laws, and c) amendments to certain provisions of our certificate of incorporation. While the proposal received overwhelming support from voting stockholders, it did not receive the support of 75% of outstanding shares necessary for adoption. The board again submitted the proposal to the stockholders for a vote in 2016 and engaged a proxy solicitor to help secure the necessary votes for passage; however, the proposal again did not receive the requisite support of 75% of the outstanding shares. The board is submitting the proposal for approval by the stockholders at the 2017 annual meeting and has hired a proxy solicitor to help in soliciting approval for this proposal.

*	2015 — Proposal received overwhelming support from voting stockholders (99%), though received the support of only 58% of the outstanding shares, which was short of the 75% of outstanding shares necessary for approval.
**	2016 — Hired a proxy solicitor to obtain the necessary number of votes to pass the proposal. Despite overwhelming stockholder support from voting stockholders (96%), the proposal received 71% of the total outstanding shares, again short of the 75% approval threshold.
***	2017 — Engaged a proxy solicitor to obtain the necessary votes and further demonstrate the board of directors’ support of the proposal and commitment to corporate governance best practices.

Executive Compensation

In response to investor feedback in 2016, we modified the long-term incentive, or LTI, component of our executive compensation plan effective in fiscal year 2017. The revised plan moves to a mix of 50% performance share units, or PSUs, and 50% time-based restricted stock units. The PSUs have metrics based on financial performance of the Company measured at the end of a three-year performance period. We also added the ability to achieve an above target payout for PSUs starting in 2017 for achievement of the performance metrics above target levels.

Board of Directors

The following matrix summarizes our directors’ skills that are critical to our company’s success:

Skills Matrix
Board Members	Public Co. Leadership	Public Co. Board Experience	Finance and Capital Management	Global Operating Experience	Consumer Products	Consumer Technology	Software/ SaaS	Internet of Things	Robotics	Diversity
Colin Angle	X	X	X	X	X	X	X	X	X
Mohamad Ali	X	X	X	X	X	X	X	X		X
Michael Bell	X	X	X	X	X	X	X	X
Ronald Chwang	X	X	X	X	X	X		X	X	X
Gail Deegan*	X	X	X	X		X	X	X		X
Deborah Ellinger	X	X	X	X	X	X				X
Andrea Geisser*		X	X	X	X	X
Michelle Stacy	X	X	X	X	X	X				X
Recently Appointed iRobot Board Members Recommended for Election
Elisha Finney	X	X	X	X		X	X			X
Andrew Miller	X	X	X	X	X	X	X	X

*	Ms. Deegan and Mr. Geisser will not be standing for re-election at the 2017 Annual Meeting

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

The following summarizes key information about the board of directors:

Board and Governance Information*
8	Size of Board
7	Number of Independent Directors
59	Average Age of Directors
16	Board Meetings Held in Fiscal 2016
4.5	Average Tenure of Independent Directors (in years)
63%	Independent Directors Added in the Last Three Years
✓	Annual Election of Directors**
✓	Proxy Access
✓	Majority Voting for Directors
✓	No Supermajority Voting Requirements***
✓	Lead Independent Director
✓	Independent Directors Meet Without Management Present
✓	Director Stock Ownership Guidelines
✓	Code of Business Conduct and Ethics for Directors, Officers and Employees
✓	Director Self-Evaluation Program

*	All board of directors’ data excludes Gail Deegan and Andrea Geisser, who will retire following the 2017 annual meeting.
**	The Company is seeking stockholder approval at the 2017 annual meeting to declassify its board of directors.
***	The Company is seeking stockholder approval at the 2017 annual meeting to eliminate supermajority voting requirements in its governing documents relating to removal of directors and amendments to the Company’s certificate of incorporation and bylaws.

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

iROBOT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 23, 2017

To the Stockholders of iRobot Corporation:

The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 23, 2017, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, for the following purposes:

1. To elect three (3) Class III directors, nominated by the board of directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

2. To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year;

3. To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements;

4. To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors;

5. To approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting;

6. To approve the 2017 Employee Stock Purchase Plan;

7. To hold an advisory vote on the approval of the compensation of our named executive officers;

8. To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

9. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Proposal 1 relates solely to the election of three (3) Class III directors nominated by the board of directors and does not include any other matters relating to the election of directors. Only stockholders of record at the close of business on April 4, 2017 are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. In accordance with our security procedures, all persons attending the annual meeting will be required to present a form of government-issued picture identification. If you hold your shares in “street name”, you must also provide proof of ownership (such as a recent brokerage statement). If you are a holder of record and attend the annual meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street name” and wish to vote in person, you must provide a “legal proxy” from your bank or broker. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Directions to iRobot Corporation headquarters can be found at the Company’s website, http://www.irobot.com.

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

Please note that, even if you plan to attend the annual meeting, we recommend that you vote using the enclosed proxy card TODAY, to ensure that your shares will be represented.

By Order of the Board of Directors,

GLEN D. WEINSTEIN Executive Vice President, Chief Legal Officer and Secretary Bedford, Massachusetts April 17, 2017

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE, OVER THE INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

iROBOT CORPORATION

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 23, 2017

April 17, 2017

This proxy statement and proxy card are furnished in connection with the solicitation of proxies by the board of directors of iRobot Corporation, a Delaware corporation (the “Company” or “iRobot”), for use at the annual meeting of stockholders to be held on Tuesday, May 23, 2017, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended December 31, 2016, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying proxy card are expected to be first mailed to stockholders on or about April 17, 2017.

The purposes of the annual meeting are to elect three (3) Class III directors, each for a three-year term, to ratify the appointment of the Company’s independent registered public accountants, to approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, to approve amendments to our amended and restated certificate of incorporation to declassify the board of directors, and to approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting (such amendments, together, the “Certificate Amendments”), to approve the 2017 Employee Stock Purchase Plan (the “ESPP”), to hold an advisory vote on the compensation of our named executive officers and to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Only stockholders of record at the close of business on April 4, 2017 will be entitled to receive notice of and to vote at the annual meeting. As of March 31, 2017, 27,409,706 shares of common stock, $.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company, (ii) duly completing a later-dated proxy relating to the same shares, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If you hold your shares in “street-name” through a broker or other nominee, absent voting instructions from you, your shares will not be counted as voting and will have no effect on those proposals, other than Proposal 2 requiring approval by a majority of the votes cast, and will have the same effect as if you voted against Proposals 3, 4 and 5. On the other hand, Proposal 2 to ratify the appointment of our independent registered public accountants is a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

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For Proposal 1, our by-laws require that each director be elected by the affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as voting with respect to the election of the directors and, therefore, will not have an effect on the election of the Class III directors.

For Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year, Proposal 6, approval of the ESPP, and Proposal 7, the advisory vote on the compensation of our named executive officers, an affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on each such matter is required for approval. Abstentions and broker non-votes are not considered votes cast for either Proposal and, therefore, will not have any effect on the outcome of such Proposal.

For Proposals 3, 4 and 5, votes on the Certificate Amendments, an affirmative vote of not less than 75% of the outstanding shares entitled to vote as of the record date is required for approval of each such Proposal. Abstentions and broker non-votes will have the same effect as if you voted against Proposals 3, 4 and 5.

For Proposal 8, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, you may vote “1 Year”, “2 Years”, “3 Years”, or abstain from voting on this proposal. Assuming a quorum is present, the option that receives the most votes to be the option selected by the stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of this matter.

All properly executed proxies returned in time to be counted at the annual meeting will be voted by the named proxies at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If you return a validly executed proxy card without indicating how your shares should be voted on a matter, your proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants, FOR each of the Certificate Amendments, FOR approval of the ESPP, FOR the approval on an advisory basis, of the compensation of our named executive officers, and for every 1 YEAR on the advisory proposal on the frequency of future advisory votes on the compensation of our named executive officers.

Aside from the election of directors, the ratification of the appointment of the independent registered public accountants, the approval of the Certificate Amendments, the approval of the ESPP, the advisory vote on the compensation of our named executive officers, and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxy cards received by the board of directors will be voted with respect thereto at the discretion of the persons named as proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2017. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-reportsannual.

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of ten members. Our amended and restated certificate of incorporation currently divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Andrew Miller, Elisha Finney and Michelle V. Stacy, and recommended that each be elected to the board of directors as a Class III director, each to hold office until the annual meeting of stockholders to be held in the year 2020 or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Mr. Miller, Ms. Finney and Ms. Stacy are currently Class III directors whose terms are set to expire at this annual meeting. Each of Mr. Miller, Ms. Finney and Ms. Stacy has consented to being named in this proxy statement and has agreed to serve if elected. The board of directors is also composed of (i) three Class I directors (Colin M. Angle, Ronald Chwang, Ph.D., and Deborah G. Ellinger) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2018, (ii) two Class II directors (Mohamad Ali and Michael Bell) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2019, and (iii) Gail Deegan and Andrea Geisser, currently Class III directors, who have informed us that they will retire following the end of their terms at the 2017 annual meeting. If Proposal 4 is approved by the stockholders, each of Mr. Miller, Ms. Finney and Ms. Stacy, along with all other directors, will stand for election at the 2018 annual meeting.

The board of directors knows of no reason why any of the nominees named in this proxy statement would be unable or for good cause will not serve, but if any nominee should for any reason be unable to serve or for good cause will not serve, the board of directors reserves the right to nominate substitute nominees for election prior to the annual meeting, in which case the Company will file an amendment to this proxy statement disclosing the identity of such substitute nominees and related information and the proxies will be voted for such substitute nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

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Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth our nominees to be elected at the annual meeting and continuing directors, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term is currently set to expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Andrew Miller(1)	Director	2017	III
Elisha Finney(2)	Director	2017	III
Michelle V. Stacy	Director	2017	III
Continuing Directors:
Colin M. Angle	Chairman of the Board, Chief Executive Officer and Director	2018	I
Ronald Chwang, Ph.D.	Director	2018	I
Deborah G. Ellinger	Lead Independent Director	2018	I
Mohamad Ali	Director	2019	II
Michael Bell	Director	2019	II

(1)	Mr. Miller was appointed by the board of directors as a Class III director in September 2016.
(2)	Ms. Finney was appointed by the board of directors as a Class III director in January 2017.

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

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Directors and Executive Officers

The following table sets forth the director nominees to be elected at the annual meeting, the directors and the executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company:

Name	Age	Position
Colin M. Angle(4)	49	Chairman of the Board, Chief Executive Officer and Director
Deborah G. Ellinger(3)	58	Lead Independent Director
Mohamad Ali(1)(4)	46	Director
Michael Bell(1)(2)	50	Director
Ronald Chwang, Ph.D.(3)(4)	69	Director
Gail Deegan(2)(3)(5)	70	Director
Andrea Geisser(1)(2)(5)	74	Director
Andrew Miller(2)(3)	56	Director
Elisha Finney(2)	55	Director
Michelle V. Stacy(1)(4)	62	Director
Alison Dean	52	Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer
Christian Cerda	47	Chief Operating Officer
Russell J. Campanello	61	Executive Vice President, Human Resources and Corporate Communications
Glen D. Weinstein	46	Executive Vice President, Chief Legal Officer

(1) Member of compensation and talent committee (2) Member of audit committee (3) Member of nominating and corporate governance committee

(4)    Member of strategy and finance committee

(5)    Ms. Deegan and Mr. Geisser will be retiring from the board of directors and all committees thereof and are therefore not standing for re-election at this annual meeting

Colin M. Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. He has served as a director since October 1992. As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors with his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors. Mr. Angle previously worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory where he participated in the design of the behavior controlled rovers that led to Sojourner exploring Mars in 1997. He holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from MIT.

Deborah G. Ellinger has served as a director since November 2011. She is the president and CEO of Ideal Image, a U.S. chain of health centers providing minimally invasive cosmetic procedures. She brings extensive experience in international retail and consumer products, having served as the chief executive officer of The Princeton Review, a company which assists students in test preparation, from 2012 to 2014, president of Restoration Hardware, a luxury home furnishings retailer, from 2008 to 2009, and chief executive officer of Wellness Pet Food, a natural pet-food company, from 2004 to 2008. Ms. Ellinger led each of those companies while they were owned by private equity firms, and successfully grew each business before transitioning it to new ownership, yielding three to seven times return on capital to investors. Previously, she served as an executive vice president at CVS Pharmacy, a senior vice president at Staples and a partner at The Boston Consulting Group; she began her career with Mellon Financial Corporation. She also serves on the board of Interpublic Group and The Commonwealth Institute, a nonprofit, and is a former director of The Princeton Review, Sealy Corporation, National Life Group, and several private companies. Her assignments have taken her all over the world; she has lived and worked in Europe, Asia and America. Ms. Ellinger is qualified as a

Notice of Annual Meeting of Stockholders and iRobot 2017 Proxy Statement

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Barrister-at-Law in London, as a member of the Inner Temple. She holds an M.A. and B.A. in Law and Mathematics from the University of Cambridge, England.

Mohamad Ali has served as a director since August 2015 and brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics. He has served as the president, chief executive officer and director of Carbonite, Inc. from 2014 to present. Mr. Ali has successfully led Carbonite’s continued growth, serving the ever-evolving technology needs of small and mid-size businesses and consumers. Boston-based Carbonite provides cloud and hybrid backup and recovery solutions for home and business. Previously, Mr. Ali served as chief strategy officer at Hewlett-Packard, a manufacturer of computers and enterprise products, from 2012 to 2014 and president of Avaya Global Services, an enterprise communications company. He also served in senior leadership roles at IBM Corporation, a multinational technology and consulting company, where he acquired numerous companies to build IBM’s analytics and big data business. In addition to serving on the board of directors of Carbonite, Mr. Ali is also a director of Oxfam America and Massachusetts Technology Leadership Council and previously served on the Board of Directors of City National Corporation and City National Bank. He was named to Boston Business Journal’s 2008 “40 Under 40” list, and recognized by Massachusetts High Tech magazine as a 2011 All-Star. Mr. Ali holds a B.S. and an M.S. in Electrical Engineering, both from Stanford University.

Michael Bell has served as a director since March 2016 and brings significant expertise in the Internet of Things from his work at Silver Spring Networks, Inc., Intel Corporation, Apple, Inc., and Palm, Inc. He has been the chief executive officer and president of Silver Spring Networks, a leading networking platform and solutions provider for smart energy networks, since September 2015. Previously, from 2010 to 2015 he held various roles at Intel Corporation, a multinational technology corporation specializing in the production of semiconductor chips, including Corporate Vice President New Devices Group, Corporate VP Mobile and Communications Group and Corporate Vice President Ultra Mobility Group. He was head of Product Development at Palm, Inc. from 2007 to 2010. He worked at Apple, Inc. from 1991 to 2007 and played significant roles in development of Apple iPhone and Apple TV products, serving as Vice President, CPU Software from 2002 to 2007. Mr. Bell is a director of Silver Spring Networks, Inc. He holds a B.S. in Mechanical Engineering from the University of Pennsylvania.

Ronald Chwang, Ph.D., has served as a director since November 1998 and brings extensive experience in technology, manufacturing, supply chain, business development and Asian operations. Since January 2005, he has been the chairman and president of iD Ventures America, LLC (formerly known as Acer Technology Ventures, LLC) part of the iD SoftCapital Group, a venture investment and management consulting service group. He was the chief executive officer of Acer America from 1992 until 1997, growing it to over $1 Billion in revenues, and then became chairman and president of Acer Technology Ventures until 2004, managing high-tech venture investment activities in North America. Previously, he was president of two Acer business groups in Taiwan, from 1986 to 1991. Dr. Chwang holds a B.Eng. (with honors) in Electrical Engineering from McGill University and a Ph.D. in Electrical Engineering from the University of Southern California.

Gail Deegan has served as a director since May 2011 and brings extensive experience as a former chief financial officer of three public companies and director of five public companies, in addition to iRobot; she has served as Audit Committee Chair for three boards of directors. From 1996 until her retirement in 2001, Ms. Deegan served as executive vice president and chief financial officer of Houghton Mifflin, a publishing company. She was previously senior vice president of regulatory and government affairs for NYNEX New England, and vice president and chief financial officer of New England Telephone. Earlier in her career she was senior vice president, chief financial officer and treasurer of Eastern Enterprises, as well as chief administrative officer of that company. Ms. Deegan is a former director of EMC Corporation, TJX Companies, Inc., and three other public companies. She brings deep experience with financial accounting matters for complex organizations, capital allocation, business transformation, and oversight of corporate governance requirements and financial

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reporting processes. Ms. Deegan holds a B.A. in Elementary Education from The College of Saint Rose, an M.S. in History from Ohio State University, and an M.B.A. from Simmons College School of Management. Ms. Deegan will be retiring from the board of directors and is not standing for re-election at this annual meeting.

Andrea Geisser has served as a director since March 2004 and brings substantial expertise in financial management and company oversight as a private equity director. He is currently a senior advisor to Zephyr Management Inc., a global private equity firm that specializes in emerging markets, a role in which he has served since 2006, and a member of the investment committee of some of the funds managed by Zephyr Management. From 1995 to 2005, Mr. Geisser was a founder and managing director of Fenway Partners LLC, a middle market private equity firm. Prior to founding Fenway Partners, he was a managing director of Butler Capital Corporation. Prior to that, Mr. Geisser was a managing director of Onex Investment Corporation, a Canadian management buyout company, and was a senior officer of Exor America from 1974 to 1986. Mr. Geisser has been a board member and audit committee member of several private companies, and was the chair of the iRobot audit committee for several years. He holds a B.A. from Bocconi University in Milan, Italy and a P.M.D. from Harvard Business School. Mr. Geisser will be retiring from the board of directors and is not standing for re-election at this annual meeting.

Andrew Miller has served as a director since September 2016 and brings critical financial leadership as well as software, cloud infrastructure and Internet of Things (IoT) experience to iRobot as the company continues to grow its consumer business globally and focus on the connected home. Mr. Miller has served as executive vice president and chief financial officer of PTC, a provider of software technology platforms and solutions, since early 2015. At PTC, he is responsible for global finance, tax and treasury, investor relations, information technology, pricing, corporate real estate, and customer administration. From 2008 to 2015, Mr. Miller served as chief financial officer of Cepheid, a high-growth molecular diagnostics company. While at Cepheid, he built world-class finance and information technology teams and a nationally recognized investor relations program. Mr. Miller has also served in financial leadership roles at Autodesk, MarketFirst Software, Cadence Design Systems, and Silicon Graphics. He is a former director of United Online. Mr. Miller holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University and was a CPA.

Elisha Finney has served as a director since January 2017. Ms. Finney brings more than 25 years of financial and technology-related expertise to iRobot as the company focuses on expanding internationally, scaling its connected product line and maximizing value for its shareholders. Ms. Finney serves as executive vice president and CFO of Varian Medical Systems, a leading developer of radiation oncology treatments and software, where she has served in various management roles since 1999. Her management responsibilities at Varian Medical Systems include corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and information technology. She also serves on the board of directors at ICU Medical and previously served as a board member at Altera Corporation, Thoratec and Laserscope. She holds a B.A. in Risk Management and Insurance from the University of Georgia and an M.B.A. in Finance from Golden Gate University where she received the 1992 “Outstanding Graduate of the Masters Programs in Finance” Award. Ms. Finney was the 2015 UGA Terry College of Business Distinguished Alumni of the Year and the recipient of Silicon Valley Business Journal’s 2013 “Women of Influence” Award.

Michelle V. Stacy has served as a director since August 2014. As the former president of Keurig, Inc. and former vice president and general manager with Gillette/Procter & Gamble Co., Ms. Stacy brings to the board of directors a wealth of experience leading consumer businesses and building global brands. During her five-year tenure at Keurig Inc., a division of Keurig Green Mountain, Inc., from 2008 to 2013, the company’s revenue grew from $493 million in 2008 to $4.3 billion for 2013. Ms. Stacy is a director of Coravin, Inc., Flex Pharma, Inc., Young Innovations Inc. and the French Cultural Center, a nonprofit. She is a professional speaker on leadership, innovation and growth. She holds a B.S. from Dartmouth College and an M.S. in Management from J.L. Kellogg Graduate School of Management - Northwestern University, and is bilingual in French and English.

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Executive Officers

Alison Dean has served as our executive vice president, chief financial officer, treasurer and principal accounting officer since April 2013. Ms. Dean previously served as our senior vice president, corporate finance from February 2010 until March 2013. From March 2007 until February 2010, Ms. Dean served as our vice president, financial controls & analysis. From August 2005 until March 2007, Ms. Dean served as our vice president, financial planning & analysis. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including vice president and corporate controller from 2004 to 2005 and vice president of finance - worldwide sales from 2003 to 2004. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Christian Cerda has served as our chief operating officer since May 2016. Mr. Cerda previously served as executive vice president of our Home Robot Business Unit from February 2015 until May 2016, and its senior vice president and general manager since May 2013. He has direct responsibility over global sales, marketing and product management and leads Global Commercial and Supply Chain Operations, overseeing manufacturing and supply chain. Prior to iRobot, he was general manager and vice president of Sales and Marketing from April 2010 to March 2013 at Whirlpool Corporation, a multinational manufacturer of home appliances, where he was responsible for sales, marketing, brand communications, product development and operations. Previously, he served in senior positions at The Boston Consulting Group and Procter & Gamble Co. Mr. Cerda holds a B.S. in Computer Engineering from Universidad Simon Bolivar and an M.S. in Business Administration with distinction from the Northwestern University Kellogg Graduate School of Management.

Russell J. Campanello has served as our executive vice president, human resources and corporate communications since February 2014. Mr. Campanello previously served as our senior vice president, human resources and corporate communications from July 2013 until February 2014. From November 2010 until July 2013, Mr. Campanello served as our senior vice president, human resources. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire, Inc. from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He holds a B.S. in Business Administration from the University of Massachusetts.

Glen D. Weinstein has served as our executive vice president and chief legal officer since August 2012. Mr. Weinstein previously served as our general counsel from July 2000 to August 2012 and as senior vice president from January 2005 to August 2012. Since March 2004, he has also served as our secretary. Prior to joining iRobot, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Angle has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, our by-laws provide that the independent members of our board of directors will designate a lead independent director if the chairman of the board is not an independent director, as discussed further in “Executive Sessions of Independent Directors” below.

Independence of Members of the Board of Directors

The board of directors has determined that Dr. Chwang, Mses. Deegan, Ellinger, Finney and Stacy, and Messrs. Ali, Bell, Geisser and Miller are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the SEC. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, save Mr. Angle who serves on the strategy and finance committee and is our chief executive officer.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held during each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Ms. Ellinger currently serves as the lead independent director. In this role, Ms. Ellinger serves as chairperson of the independent director sessions. The independent directors of the board of directors met in executive session four (4) times in 2016.

In addition to acting as the chairperson of the independent director sessions, the lead independent director assists the board in assuring effective corporate governance. The lead independent director’s specific duties include:

•	providing the chairman of the board with input as to preparation of agendas for meetings;
•	advising the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
•	coordinating and developing the agenda for the executive sessions of the independent directors;
•	acting as principal liaison between the independent directors and the chairman of the board on critical issues;
•	acting as a spokesperson for the independent directors able to talk with major investors and stockholders on topics of overall governance;
•	evaluating, along with the members of the compensation and talent committee, the chief executive officer’s performance and meeting with the chief executive officer to discuss such evaluation; and
•	acting as chairperson of the board in the absence of the chairman of the board or a vacancy in the position of chairman of the board.

In addition, the lead independent director works to ensure that “all voices are heard” within the boardroom and proactively spends considerable time with the chief executive officer, and other executive officers, to understand the Company’s vision and strategy and works to focus the board of directors on areas aligned with the Company’s vision and strategy.

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The Board of Directors’ Role in Risk Oversight

The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation and talent committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies. The strategy and finance committee oversees currency risk management policies and risk related to other treasury and tax policies.

Policies Governing Director Nominations

Director Qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;
•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;
•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;
•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards; and
•	nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

We do not have a formal board diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

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Process for Identifying and Evaluating Director Nominees

The board of directors delegates the initial selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors. Once appropriate candidates have been identified, the entire board of directors votes on the candidates, as the selection of board nominees is a responsibility of the entire board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation;
•	A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership;
•	Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;
•	A description of the qualifications and background of the proposed director nominee which addresses the minimum qualifications, actual or potential conflicts of interest, and other criteria for board membership approved by the board of directors from time to time and set forth in the Company’s Policy Governing Director Qualifications and Nominations;
•	A description of all arrangements or understandings between the stockholder and the proposed director nominee;
•	The consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and
•	Any other information regarding the proposed director nominee that is required to be included in the proxy statement.

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Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Secretary of iRobot Corporation

Our Secretary will promptly forward any such nominations to the nominating and corporate governance committee.

In addition, our by-laws permit eligible stockholders, or groups of stockholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to two or 25%, whichever is greater, of the board of directors, provided that the stockholders and nominees satisfy the requirements in our by-laws. Written notice of stockholder nominees to the board of directors must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary the proceeding year’s annual meeting. For details on the Company’s proxy access procedures, please refer to our by-laws.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communications as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Chairman of the Board, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. The nine board members who were directors at the time of the annual meeting of stockholders held in 2016, attended the meeting.

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Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.irobot.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.irobot.com and/or in our public filings with the SEC.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The board of directors met fifteen (15) times during the fiscal year ended December 31, 2016, and took action by unanimous written consent five (5) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2016. The board of directors has the following standing committees: audit committee; compensation and talent committee; nominating and corporate governance committee; and strategy and finance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at http://www.irobot.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

The audit committee of the board of directors currently consists of Ms. Deegan and Messrs. Bell, Geisser, and Miller, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act, as amended, or the Exchange Act. In May 2016, Michael Bell replaced Michelle Stacy on the audit committee. In February 2017 Ms. Finney was also appointed to serve on the audit committee. In addition, the board of directors has determined that each of Ms. Deegan and Finney and Messrs. Bell, Geisser and Miller are financially literate and that Ms. Deegan and Finney and Messrs. Bell, Geisser and Miller each qualifies as an “audit committee financial expert” under the rules of the SEC. Ms. Deegan serves as the chairman of the audit committee.

The audit committee met seven (7) times during the fiscal year ended December 31, 2016. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

As described more fully in its charter, the audit committee oversees the integrity of our financial statements, our accounting and financial reporting processes, our internal controls over financial reporting, our internal and external audit functions and the safeguarding of our assets. In fulfilling its role, the audit committee responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services (including certain tax compliance, planning and advice services), and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	overseeing the performance of our internal auditors and internal audit functions, including reviewing the annual internal audit risk assessment as well as the scope of, and overall plans for, the annual internal audit program;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	reviewing and discussing with management risk assessments and risk management, including cyber security;
•	overseeing the development of business continuity plans;

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•	overseeing our compliance with certain legal and regulatory requirements including, but not limited to, the Foreign Corrupt Practices Act;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement:
•	reviewing certain relationships and related transactions; and
•	such other matters as the committee deems appropriate.

For additional information concerning the audit committee, see the “Report of the Audit Committee of the Board of Directors.”

Compensation and Talent Committee

The compensation and talent committee of the board of directors currently consists of Messrs. Geisser, Bell and Ali, and Ms. Stacy, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In May 2016, Michael Bell replaced Ronald Chwang on the compensation and talent committee. Mr. Geisser serves as the chairman of the compensation and talent committee. The compensation and talent committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;
•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans;
•	reviewing and making recommendations to the board of directors with respect to director compensation;
•	reviewing and making recommendations to the board of directors with respect to succession planning for senior management;
•	retaining and approving the compensation of any compensation advisers; and
•	evaluating the independence of any such compensation advisers.

The compensation and talent committee met six (6) times and took action by unanimous written consent seven (7) times during the fiscal year ended December 31, 2016. The compensation and talent committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the board of directors currently consists of Mses. Ellinger and Deegan, Mr. Miller, and Dr. Chwang, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC. George McNamee served as a member of the nominating and corporate governance committee through May 2016. Ms. Ellinger serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board criteria for board and committee membership;
•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;
•	identifying individuals qualified to become board members;
•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

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•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of the board and management.

The nominating and corporate governance committee met sixteen (16) times during the fiscal year ended December 31, 2016. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Strategy and Finance Committee

In July 2015, the board of directors formed an ad hoc strategy and finance committee, and in March 2016, the ad hoc strategy and finance committee was replaced with a formal strategy and finance committee. Messrs. Ali and Angle, Dr. Chwang and Ms. Stacy currently serve as members of the strategy and finance committee. Mr. Ali serves as the chairman of the strategy and finance committee. The responsibilities of the strategy and finance committee include:

•	reviewing periodically with management the Company’s strategic objectives and their translation into stockholder value creation;
•	reviewing with management on a regular basis contemplated transactional opportunities that support the Company’s strategic business objectives;
•	reviewing with and, when appropriate, making recommendations to the board of directors regarding the Company’s capital allocation objectives, strategies and plans;
•	reviewing the Company’s capital allocation process annually and significant capital programs periodically.
•	reviewing and making recommendations to the board of directors regarding the Company’s authorization to repurchase its common stock, approving any actions taken under each such plan, and monitoring actual repurchases under the repurchase authorization;
•	reviewing and discussing with management the Company’s annual and long-term business and financial plans, including the financial impacts of these plans; and as part of its review of the Company’s annual and long-term business and financial plans, reporting to the board of directors concerning its review of such plans and the financial and business assumptions underlying the Company’s financial projections and budgets; and
•	reviewing the Company’s annual operating plan, and reviewing with management the significant projects, research and development programs or other investments.

The strategy and finance committee met four (4) times during the fiscal year ended December 31, 2016. The strategy and finance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Compensation and Talent Committee Interlocks and Insider Participation

During 2016, Dr. Chwang, Ms. Stacy and Messrs. Geisser, Ali and Bell served as members of the compensation and talent committee. No member of the compensation and talent committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation and talent committee; (ii) a director of another entity, one of whose executive officers served on our compensation and talent committee; or (iii) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Gail Deegan, Michael Bell, Elisha Finney, Andrea Geisser, and Andrew Miller. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Each of Mr. Geisser and Ms. Deegan is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, Company management, the independent registered public accounting firm and the Company’s internal audit function. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal quarters and full year ended December 31, 2016, including a discussion of, among other things, the quarterly and annual earnings press releases, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee ensures that the Company establishes and appropriately resources a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on that function. In addition to reviewing and approving the annual internal audit plan and overseeing other internal audit activities, the audit committee regularly reviews and discusses the results of internal audit reports.

The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The audit committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. For each engagement, Company management provided the audit committee with information about the services and fees, sufficiently detailed to allow the audit committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the independent registered public accounting firm. After the end of each fiscal year, Company management provides the audit committee with a summary of actual fees incurred with the independent registered public accounting firm.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal

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control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. Additionally, the audit committee meets in separate executive sessions with the Company’s chief financial officer and the head of internal audit.

In accordance with SEC rules and PricewaterhouseCoopers LLP policies, lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services to our Company to a maximum of five years. The selection of the lead audit partner pursuant to this rotation policy involves a meeting between the candidate for the role and the chair of the audit committee, as well as with the full audit committee and members of management.

The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the length of time the firm has been engaged; its familiarity with our operations and businesses, accounting policies and practices, and our internal controls over financial reporting; and the appropriateness of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2016, on an absolute basis and as compared to the scope of prior year audits. Information about PricewaterhouseCoopers LLP’s fees for 2016 is discussed below in this proxy statement under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2017 fiscal year.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017.

Respectfully submitted by the Audit Committee,

Gail Deegan (chairman)
Elisha Finney Andrea Geisser Michael Bell Andrew Miller

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REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation and talent committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and talent committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive and equity incentive plans. The compensation and talent committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation and talent committee retains the services of a compensation consultant and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation and talent committee assesses the information it receives in accordance with its business judgment. The compensation and talent committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation and talent committee. All decisions regarding chief executive officer and director compensation are reviewed and ratified by the full board. Messrs. Geisser, Ali and Bell and Ms. Stacy, and are the current members of the compensation and talent committee.

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2016 with management. In reliance on the reviews and discussions referred to above, the compensation and talent committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017.

Respectfully submitted by the Compensation and Talent Committee,

Andrea Geisser (chairman)
Mohamad Ali
Michael Bell
Michelle Stacy

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COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance incentive compensation which is designed to reward our named executive officers for our financial and operating performance. We believe the compensation of our named executive officers should align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the compensation and talent committee of our board of directors to administer our compensation practices to ensure they are competitive and include incentives designed to appropriately drive our performance through specific financial and strategic objectives. Our compensation and talent committee annually reviews and approves elements of executive compensation, including CEO and executive officer base salaries, cash incentives and equity awards.

Our performance as a company in 2016 was very strong. Full year revenue of $660.6 million represented an increase of 8% from full year revenue in 2015, and earnings per share of $1.48 in 2016 increased over earnings per share in 2015, despite our divestment of the defense and security business unit. Consumer revenue grew 17% for the full year over 2015, due primarily to significant growth in the United States market driven by further investment in ad media and national promotions.

Our compensation and talent committee, in conjunction with management, evaluate our overall executive compensation program each year. As a result of this ongoing review, we made a number of changes in our long-term incentive plan beginning in 2017. We believe our compensation philosophies and objectives, as described below, have aligned executive compensation with Company performance.

Objectives of Our Compensation Program

Our compensation programs for our executive officers are designed to achieve the following objectives:

•	Provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to help us to achieve our strategic objectives;
•	Connect a significant portion of the total potential compensation paid to executives to our annual financial performance;
•	Align management’s interest with the interests of stockholders through long-term equity incentives; and
•	Provide management with performance goals directly linked to our longer-term plan for growth and profit.

We believe the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as Adjusted EBITDA, operating income as a percentage of revenue and revenue in dollars. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger, acquisition and divestiture expenses, net intellectual property litigation expense, restructuring expense and non-cash stock compensation as shown in Exhibit A of this proxy.

We also believe that the compensation of our named executive officers should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company.

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Methodologies for Establishing Executive Compensation

The compensation and talent committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation and talent committee meets with only itself and the executive vice president, human resources and corporate communications. With respect to the compensation levels of all other named executive officers, the compensation and talent committee meets with our chief executive officer and, as needed, our executive vice president, human resources and corporate communications. Our chief executive officer annually reviews the performance of each of the other named executive officers with the compensation and talent committee.

The compensation and talent committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), as an independent compensation consultant to work with them in addition to our human resources department and the chief executive officer to assist them in developing the compensation program and recommendations regarding base salary levels, target incentive awards, performance goals for incentive compensation and equity awards for named executive officers. In conjunction with the annual performance review of each named executive officer, in February of each year, the compensation and talent committee carefully considers the recommendations of the chief executive officer with respect to the other executive officers when setting base salary, bonus payments under the prior year’s incentive compensation plan, and target amounts and performance goals for the current year’s incentive compensation plan. In addition, the compensation and talent committee similarly determines the size and structure of equity incentive awards, if any, for each named executive officer.

Moreover, the compensation and talent committee considers the results of the advisory vote on named executive officer compensation, or the “say on pay” vote, that is currently completed each year at our annual meeting of stockholders.

At the May 2016 annual meeting of stockholders, the Company held its annual say on pay vote. The results of the say on pay vote held in May 2016 were as follows:

For	16,742,325	82.51%
Against	3,166,064	15.60%
Abstain	383,384	1.89%

The results of the say on pay vote are advisory and not binding on the Company, the board of directors or the compensation and talent committee. However, the board of directors and the compensation and talent committee value the opinions of our stockholders and take the results of the say on pay vote into account when making decisions regarding the compensation of our named executive officers. During the 2016 proxy season, which included a contested election of directors, we met directly with many of our largest stockholders and listened to their feedback related to our executive compensation programs. That input was directly taken into consideration by the compensation and talent committee as it structured our 2017 executive compensation programs, including, for 2017, the shift away from the use of stock options and toward awarding a greater percentage of equity awards in the form of performance share units (“PSUs”) with vesting that is contingent upon the attainment of long-term corporate objectives over a three-year period.

As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation programs and to reward outstanding operational and financial performance, the compensation and talent committee will, in consultation with Pearl Meyer, continue to consider changes to our compensation programs as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent. Additionally, the compensation and talent committee will continue to consider the outcome of our say on pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

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Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the technology, defense, household durables and robotics industries. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data for companies with revenues, numbers of employees and market capitalizations similar to our profile. Beginning with fiscal year 2017, we have removed defense oriented companies from our compensation survey data as a result of our divestment of our defense and security business unit.

Compensation Consultant

As the independent compensation consultant, Pearl Meyer provides the compensation and talent committee with advice on a broad range of executive compensation matters. The scope of its services includes the following:

•	Apprising the compensation and talent committee of compensation-related trends and developments in the marketplace;
•	Informing the compensation and talent committee of regulatory developments relating to executive compensation practices;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests; and
•	Reviewing the Compensation Discussion & Analysis section of the Company’s proxy statement.

The compensation and talent committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the compensation and talent committee. The Company did not engage Pearl Meyer for any other consulting work in fiscal 2016.

Compensation Comparisons

Developing a peer group for compensation comparison purposes is not an easy task for the Company. We do not have any “true” robotic comparator companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. We believe our mix of technology, smart technology/connected devices, and technology/consumer products peer group firms is appropriate for compensation and performance comparison purposes, but our peer group firms differ substantially from the peer groups used by some proxy advisory firms. These organizations tend to compare us to companies in the consumer durables industry such as home builders, retailers and furniture distributors/manufacturers (i.e., companies with little to no technology attributes to their respective products). These differences in peer group firms used to determine alignment of pay and performance result in substantial differences in Company performance and how compensation is valued and delivered to executives. Technology, smart technology/connected devices and technology/consumer products companies perform and pay differently from home builders, retailers and furniture distributors/manufacturers. Additionally, recruitment efforts at companies focused on technology, smart technology/connected devices and technology/consumer products are largely focused on robotics/technology experts/industry leaders and individuals with engineering backgrounds. The compensation and talent committee takes all of these unique dynamics into account annually when reviewing our peer group firms and compensation practices.

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The following selection criteria, developed in conjunction with the compensation and talent committee, which are thoroughly reviewed and adjusted (as needed), were used to develop the comparative peer group used in assessing the competitiveness of our executive compensation program and in helping to develop fiscal 2016 compensation actions:

•	Companies with revenues within a similar range and generally similar market capitalization;
•	Companies within comparable industries that focus on smart-tech and high-tech products (e.g., consumer durables, consumer services, aerospace, capital goods, electronics equipment, information technology, instruments and components, computers and peripherals, networking equipment and computer hardware);
•	Companies with highly-engineered products and complex networked technologies with multiple industry applications;
•	Technology companies whose products contain both hardware and software components, in particular cloud-connected devices, smart monitors, networked devices and consumer wearables; and
•	Companies with moderate to high sales growth and opportunity.
•	Other secondary criteria also considered include:
•	Companies classified as “disruptive innovation;”
•	Companies with products with brand recognition and/or disposable income “luxury” goods; and
•	Companies with low to moderate margins and moderate levels of research and development expense that indicate similar business models and financial strategy.

Our peer group for 2016 consisted of the following 15 companies:

3D Systems Corporation	Nautilus Inc.
AeroVironment, Inc.	Netgear, Inc.
Fitbit Inc.	Plantronics, Inc.
Garmin Ltd.	Skullcandy, Inc.
GoPro, Inc.	Tivo, Inc.
InvenSense, Inc.	Trimble Navigation Limited
Logitech International S.A.	Universal Electronics, Inc.
Mercury Systems, Inc.

These 15 companies, at the time of the analysis, had median annual revenues of $686 million and a median market capitalization of $941 million.

The compensation and talent committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation and talent committee also, among other responsibilities, administers our incentive compensation plan, and reviews management’s recommendations on company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2016, the compensation and talent committee considered many factors in addition to the benchmarking described above, including, but not limited to:

•	the scope and strategic impact of the executive officer’s responsibilities;
•	our past business and segment performance, and future expectations;
•	our long-term goals and strategies;
•	the performance and experience of each individual;
•	past compensation levels of each individual and of the named executive officers as a group;
•	relative levels of pay among the executive officers;

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•	the amount of each component of compensation in the context of the executive officer’s total compensation and other benefits;
•	the evaluations and recommendations of the chief executive officer by the board, and evaluations and recommendations of the other named executive officers by the chief executive officer; and
•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

The compensation and talent committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, while placing greater emphasis on performance-based opportunities through long-term equity and short-term cash incentive compensation, which we believe better aligns our chief executive officer’s interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation and talent committee relies on both information from our selected benchmarks and its judgment with respect to the factors described above.

Elements of Compensation

Our executive compensation program in 2016 consisted of three primary elements: base salary, an annual cash incentives, and long-term equity awards, primarily in the form of time-based restricted stock units, PSUs and stock options. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon termination of employment, including a termination in connection with a change in control of the Company.

Base Salary

In 2016, the compensation and talent committee believes our executive officers, including our chief executive officer, were paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so they are within the range of salaries paid by the peer companies reviewed by the compensation and talent committee in the technology, smart technology and robotics industries. We generally aim to set base salaries for each of our executives above the mid-market in the relevant industries and also take into consideration many additional factors (described below) that we believe enable us to attract, motivate and retain our leadership team in an extremely competitive environment. Salaries are reviewed on an annual basis.

The compensation and talent committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual’s responsibilities, experience, individual performance and contribution to our performance, and also generally takes into account the competitive environment for attracting and retaining executives consistent with our business needs. With respect to each of our executive officers, our chief executive officer provided a detailed evaluation and recommendation related to base salary adjustments, if any (excluding for himself).

We believe that the base salaries of our named executive officers, which range from 14% to 29% as a percentage of total compensation, are set at an appropriate level to align our incentive compensation mix with our compensation philosophy.

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In February 2017, and as part of the annual review process while taking into account the considerations discussed above, the compensation and talent committee also reviewed the base salaries of our named executive officers for 2017 and as noted in the table below, determined not to make any adjustments to our named executive officers’ base salaries other than for Mr. Cerda, who was promoted to chief operating officer during 2016 and took on additional responsibilities.

	2015 Base Salary	% Increase	2016 Base Salary	% Increase	2017 Base Salary
Colin M. Angle	$675,000	3.7%	$700,000	—	$700,000
Alison Dean	$430,000	7.0%	$460,000	—	$460,000
Christian Cerda	$400,000	5.0%	$425,000(1)	5.9%	$450,000
Russell J. Campanello	$340,000	2.9%	$350,000	—	$350,000
Glen D. Weinstein	$365,000	4.1%	$380,000	—	$380,000

(1)	Mr. Cerda’s base salary was increased from $400,000 to $420,000 as part of the annual review process in 2016 and also received a subsequent increase to $425,000 effective June 1, 2016 coincident with his promotion to chief operating officer.

Cash Incentive Compensation

The compensation and talent committee believes that short-term cash incentive compensation for executive officers should be contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the payment of cash incentive awards is based on an evaluation of achievement against predetermined Company financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan that was adopted by the compensation and talent committee. For each named executive officer, 100% of his or her target cash incentive compensation in 2016 was tied to key Company financial and operating performance measures. Cash incentive opportunities for named executive officers are generally targeted above the mid-market for performance at target and are scaled appropriately below and above target based on actual performance achievement similar to cash incentives provided to officers in our peer group of companies reviewed by the compensation and talent committee in the technology and robotics industries. The actual amount of the cash incentives paid to the named executive officers, however, is subject to the assessment of the compensation and talent committee of our performance in general and the achievement of specific established goals.

For fiscal 2016, the threshold, target and maximum bonus award opportunities under our Senior Executive Incentive Compensation Plan for each of our named executive officers, as a percentage of base salary earned during the fiscal year, are set forth in the table below. These target bonus amounts were set at levels the compensation and talent committee determined were appropriate to achieve our business plan, which involved growing the Company in a profitable, cost-effective way.

	Incentive Bonus Award Opportunity Payout Scale (% of base salary)
	Threshold (12.5% of target opportunity) (1)	Target (100%)	Maximum (200% of target opportunity) (2)
Colin M. Angle	12.50%	100.00%	200.00%
Alison Dean	9.38%	75.00%	150.00%
Christian Cerda	9.38%	75.00%(3)	150.00%
Russell J. Campanello	7.50%	60.00%	120.00%
Glen D. Weinstein	7.50%	60.00%	120.00%

(1)	Cash incentive payments are made only after the Company has achieved a specified Adjusted EBITDA hurdle, excluding cash incentive compensation expense.
(2)	This reflects the maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan for 2016 based on the specific goals established for fiscal 2016.

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(3)	Effective June 1, 2016, Mr. Cerda’s Incentive Bonus Award Opportunity Payout Scale Target as a percent of his base salary was increased from 60% to 75%, coincident with his base salary increase from $420,000 to $425,000 in connection with his promotion to chief operating officer.

The compensation and talent committee chose this mix of financial targets for cash incentive compensation because it believes that executive officers should be focused on a small set of critical, team-based financial and operating metrics that reinforce the executive’s role and impact and company business strategy. Also, the compensation and talent committee established a hurdle where the available total incentive compensation payout for the entire employee base - including the named executive officers - would be reduced on a dollar-for-dollar basis if Adjusted EBITDA, excluding cash incentive compensation expense, fell below $81.0 million (the threshold for Adjusted EBITDA shown in the table below).

The following tables summarize the 2016 performance measures, associated weightings and goals for each of the named executive officers under the Senior Executive Incentive Compensation Plan, including actual performance achievement. As discussed previously, the payout opportunity ranges from 12.5% of the target incentive opportunity for achieving threshold level of performance to 200% of the target incentive opportunity for achieving maximum level of performance.

		Performance Goal
Metric	Weightings	Threshold	Target (100%)	Maximum	2016 Actual Performance	Actual Percentage Earned (as % of target)
		$ in millions
Adjusted EBITDA, excluding cash incentive compensation expense	50%	$81.0	$95.3	$154.2	$109.2	72%
Company Revenue	50%	$575.4	$639.3	$767.2	$660.6	58%
Total Payout (as a % of Target)						130%

Based on our achievement of the performance metrics set forth above, the following cash awards were made to the named executive officers for performance in fiscal 2016 pursuant to our Senior Executive Incentive Compensation Plan:

	Incentive Bonus Award
	Original Target Incentive Opportunity	Achievement	ICP Earned & Paid
Colin M. Angle	$700,000	130%	$910,000
Alison Dean	$345,000	130%	$448,500
Christian Cerda	$290,935(1)	130%	$378,216
Russell J. Campanello	$210,000	130%	$273,000
Glen D. Weinstein	$228,000	130%	$296,400

(1)	Effective June 1, 2016, Mr. Cerda’s target bonus as a percent of his base salary was increased from 60% to 75%, coincident with his base salary increase from $420,000 to $425,000 in connection with his promotion to chief operating officer. Mr. Cerda’s bonus for 2016 was calculated based on the weighted average of his base salary and target incentive bonus opportunity during fiscal 2016.

Long-Term Incentives

Overview

In 2016, executive officers (and other employees) were eligible to receive a mix of time-based restricted stock units, stock option grants and PSUs that are intended to promote success by aligning employee financial interests with long-term stockholder value. Long-term incentives are awarded based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions, prior grants, the pool of available shares and Company performance. In general, our compensation and talent committee bases its decisions to grant long-term incentives on recommendations of our chief executive officer and the compensation and talent committee’s analysis of peer group and industry compensation information, with the intention of keeping the executives’ overall compensation at a competitive

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level with the comparator companies reviewed by the compensation and talent committee in the technology and robotics industries.

We have historically used a mix of 50% restricted stock units, 25% PSUs and 25% stock options. The compensation and talent committee believes a mix in our long-term equity awards between stock options, restricted stock units and PSUs aligns the incentives of our executives with the interests of our stockholders and the long-term performance of the Company by directly tying a significant portion of the value that may be realized from our equity compensation to the performance of the Company and to an increase in our stock price.

Annual stock option awards are granted twice a year, typically in March and June, and vest equally over four years. Time-based restricted stock units are granted in March and also vest equally over four years. Annual awards are sized relative to Company and individual performance for the prior year. Granting our annual awards using the prior year’s performance to size our awards may result in a disconnect in the size of our awards relative to our performance in the year of grant.

During fiscal 2016, our compensation and talent committee approved the following stock option, time-based restricted stock unit and PSU awards to each of our named executive officers:

	Grant Date Fair Value ($)	Nonqualified Stock Option Awards (#)	Restricted Stock Units (#)	PSUs (# at Target)
Colin M. Angle	3,279,653	66,963	49,733	24,867
Alison Dean	1,265,156	25,838	19,183	9,592
Christian Cerda	1,528,960	30,738	22,267	11,133
Russell J. Campanello	568,368	11,613	8,617	4,308
Glen D. Weinstein	774,320	15,825	11,750	5,857

Stock Options and Time-Based Restricted Stock Units

Annual stock option awards are granted twice a year, typically in March and June, and vest over four years with 25% of the underlying shares vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments thereafter. Time-based restricted stock units are granted in March and vest over four years in equal annual installments.

The following chart depicts the mix of the components of our annual LTI program since 2014.

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Performance Share Units

The Company’s and the compensation and talent committee’s overall goals for selecting metrics for the PSU component of the long-term incentive program include:

•	Alignment with business strategy;
•	Alignment with stockholder interest in improving long-term business fundamentals;
•	Correlation with total stockholder return; and
•	Complementary to our short-term incentive metrics.

In 2016, after a thoughtful process and consideration of various metrics, the compensation and talent committee determined that operating income as a percentage of revenue (with a threshold requirement for a minimum amount of revenue) continued to be the optimal initial metric for our PSU component. We believe operating income percent is an excellent measure of the underlying profitability of the enterprise and it has historical correlation with total stockholder return. Operating income as a percentage of revenue is also a regularly reported GAAP financial measure, is understood by our investor base, and can be reasonably forecasted over the relevant performance period. We believe operating income as a percentage of revenue in our long-term incentives coupled with the revenue component of our short-term incentives provides strong focus on, and balance between, important short- and long-term business drivers. Moreover, operating income as a percentage of revenue tends to reflect the performance of our executive team as opposed to macro-economic factors or industry-wide trends beyond the control of our team.

For the PSUs granted in 2014, 2015 and 2016, the number of shares actually earned at the end of the three-year period will range from 0% to 100% of the target number of PSUs granted based on the Company’s performance against three-year operating income and revenue goals. In addition, while all vesting of earned PSUs occurs on the third anniversary of the date of grant, achievement of intermediate targets for the three-year period allows PSUs to be deemed earned but not yet vested for the intermediate periods. Achievement of the cumulative target will allow all shares subject to the PSUs to be earned regardless of the achievement of the intermediate annual targets. All financial goals for each of the outstanding three-year PSU plans are established at the beginning of the three-year performance period.

Unvested awards are not eligible to receive any dividends or voting rights until the point at which any shares are earned and vested. Under this plan, participants can only earn awards at 100% of target or at 0% of target (for performance below 100% of target) for each year as there is no scaled award opportunity above target under our long-term incentive plans issued in the years 2014, 2015 and 2016.

The various targets for fiscal year 2016 performance under the 2014, 2015 and 2016 long-term incentive plans were adjusted by the compensation and talent committee in May 10, 2016 to account for the Company’s divestment of its defense & security business unit.

The following table outlines the threshold and target three-year performance goals for the PSU plan for the 2014-2016 cycle. No more than 100% of the PSUs granted can be earned.

	Revenue (in millions)		Operating Income Percent
2014 - 2016 PSU Performance Cycle	Threshold	Actual Performance Achieved	Target	Actual Performance Achieved	Actual Payout Level Achieved
2014	$545	$557	8.0%	9.5%	100%
2015	$610	$617	9.0%	9.8%	100%
2016	$629	$661	10.0%	8.7%	100%
Cumulative	$1,784	$1,834	9.1%	9.3%	100%
Corresponding Payout			100.0%

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For 2014, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $545 million and a minimum 8.0% operating income as a percentage of revenue. In 2014, the Company achieved $557 million in revenue and 9.5% in operating income as a percentage of revenue. Accordingly, one-third of the total number of PSUs awarded were earned but were not yet vested. For 2015, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $610 million and a minimum 9.0% operating income as a percentage of revenue. In 2015, the Company achieved $617 million in revenue and 9.8% in operating income as a percentage of revenue. Accordingly, an additional one-third of the total number of PSUs awarded were also earned but were not yet vested. For 2016, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $629 million and a minimum 10.0% operating income as a percentage of revenue. While the Company did achieve $661 million in revenue it did not achieve the necessary operating income as a percentage of revenue in 2016. However, the Company did meet the cumulative three-year targets for the three-year performance cycle; therefore, all of the PSUs were deemed earned and vested.

Specifically, the named-executive officers earned the following PSUs with respect to the 2014-2016 long-term incentive plan cycle:

	2014-2016 PSUs At Target & Earned
2014 - 2016 PSU Performance Cycle	PSUs At Target	2014 Earned PSUs	2015 Earned PSUs	2016 Earned PSUs	Total PSUs Earned
Colin M. Angle	13,550	4,516	4,517	4,517	13,550
Alison Dean	4,467	1,489	1,489	1,489	4,467
Russell J. Campanello	4,308	1,436	1,436	1,436	4,308
Glen D. Weinstein	2,467	822	822	823	2,467

The following table outlines the threshold and target three-year performance goals for the PSU plan for the 2015-2017 cycle. No more than 100% of the PSUs granted can be earned.

	Revenue (in millions)		Operating Income Percent
2015 - 2017 PSU Performance Cycle	Threshold	Actual Performance Achieved	Target	Actual Performance Achieved	Actual Payout Level Achieved
2015	$624	$617	9.0%	9.8%	—%
2016	$635	$661	9.0%	8.7%	—%
2017	$804	$—	9.5%	—%	—%
Cumulative	$1,983	$—	9.2%	—%	—%
Corresponding Payout			100.0%

For 2015, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $624 million and a minimum 9.0% operating income as a percentage of revenue. In 2015, the Company achieved $617 million in revenue and 9.8% in operating income as a percentage of revenue. Because the revenue threshold was not achieved, no portion of the PSUs awarded under the 2015 long-term incentive plan for the 2015 - 2017 plan cycle with respect to 2015 performance were earned. For 2016, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $635 million and a minimum 9.0% operating income as a percentage of revenue. In 2016, the Company achieved $661 million in revenue and 8.7% in operating income as a percentage of revenue. While the Company did achieve $661 million in revenue, it did not achieve the necessary operating income as a percentage of revenue in 2016. Accordingly, no portion of the PSUs awarded under the 2016 long-term incentive plan for the 2015 - 2017 plan cycle with respect to 2016 performance were earned.

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Specifically, the named-executive officers earned the following PSUs with respect to the 2015 - 2017 long-term incentive plan cycle:

	2015-2017 PSUs At Target & Earned
	PSUs At Target	2015 Earned PSUs	2016 Earned PSUs	2017 Earned PSUs	Total PSUs Earned to Date
Colin M. Angle	19,400	0	0	—	—
Alison Dean	7,142	0	0	—	—
Christian Cerda	8,542	0	0	—	—
Russell J. Campanello	3,883	0	0	—	—
Glen D. Weinstein	3,883	0	0	—	—

The following table outlines the threshold and target three-year performance goals for the PSU plan for the 2016-2018 cycle. No more than 100% of the PSUs granted can be earned.

	Revenue (in millions)		Operating Income Percent
2016 - 2018 PSU Performance Cycle	Threshold	Actual Performance Achieved	Target	Actual Performance Achieved	Actual Payout Level Achieved
2016	$635	$661	8.0%	8.7%	100%
2017	$724	$—	9.8%	—%	—%
2018	$833	$—	10.5%	—%	—%
Cumulative	$2,191	$—	9.5%	—%	—%
Corresponding Payout			100.0%

For 2016, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $635 million and a minimum 8.0% operating income as a percentage of revenue. In 2016, the Company achieved $661 million in revenue and 8.7% in operating income as a percentage of revenue. Accordingly, one-third of the total number of PSUs awarded were earned but have not yet vested. Specifically, the named-executive officers earned the following PSUs with respect to the 2016-2018 long-term incentive plan cycle:

	2016-2018 PSUs At Target & Earned
	PSUs At Target	2016 Earned PSUs	2017 Earned PSUs	2018 Earned PSUs	Total PSUs Earned to Date
Colin M. Angle	24,867	8,289	—	—	8,289
Alison Dean	9,592	3,198	—	—	3,198
Christian Cerda	11,133	3,711	—	—	3,711
Russell J. Campanello	4,308	1,436	—	—	1,436
Glen D. Weinstein	5,857	1,953	—	—	1,953

Also, the Company determines the value of its annual equity awards early in the year (usually in March). Annual awards are sized relative to Company and individual performance for the prior year as is a typical practice for many companies. By granting our annual awards at the beginning of each year and using the prior year’s performance to size our awards, there could be a possible disconnect with our awards relative to our performance in the year of grant.

LTI Changes for 2017

Starting in 2017, we adjusted our mix of equity instruments used for named-executive officers to now be a mix of 50% time-based restricted stock units and 50% PSUs. We also adjusted the design of our PSU plan so

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performance of the entire plan is measured at the end of a three-year performance period, eliminating the interim one-year cumulative goals as well as the catch-up provision, and we added an opportunity to earn above target based on actual performance achievement at the end of the three-year performance period. These changes were implemented based on feedback from our investors received during the 2016 proxy season.

The following chart depicts the mix of the components of our annual LTI program for 2017.

Other Benefits and Perquisites

We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executive officers under these plans. We offer a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. We offer no perquisites to our executive officers that are not otherwise available to all of our employees.

Stock Ownership Guidelines

We introduced equity ownership guidelines in 2011 to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount ranging from two times base salary for our senior executives to six times base salary for our chief executive officer. Our directors are also expected to hold common stock in an amount equal to six times their current board retainer fee.

For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including stock and in-the-money vested stock options, but does not include unvested restricted stock units or unvested stock options. Executives and directors are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All executives and directors are currently meeting or are working to achieve these guidelines within the five-year time period.

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Hedging/Pledging Policy

Since 2005, we have had a written insider trading policy that prohibits holding Company securities as collateral in a margin account, any hedging transactions and prohibits pledging of Company securities as collateral for a loan unless the pledge has been approved by the compensation and talent committee of the board of directors. To date, no such approval has been requested or given.

Executive Agreements

We have entered into executive agreements with each of our named executive officers. The executive agreements provide for severance payments equal to 50% of such officer’s annual base salary at the highest annualized rate in effect during the one-year period immediately prior to termination, payable in six equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to six months following termination, in the event that we terminate his or her employment other than for cause, as defined in the executive agreements. In addition, these executive agreements provide that if we experience a change in control, as defined in the executive agreements, and the employment of such officer is terminated by the Company without cause at any time within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or if such officer terminates his or her employment for good reason, as defined in the executive agreements, during the one-year period following the change in control, then all unvested equity held by such officer becomes fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary, at the highest annualized rate in effect during the period immediately prior to the effective date of the change in control and the date of termination of employment, and 200% of such officer’s highest target cash incentive with respect to the year prior to the year in which the change in control occurred and ending in the year in which the officer’s employment is terminated, each payable in 24 equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to 24 months following termination. Receipt of the severance payments and benefits under the executive agreements is subject to the executive officer’s execution of a separation agreement, including a general release of claims, in a form and of a scope reasonably acceptable to the Company and compliance with any noncompetition, inventions and/or nondisclosure obligations owed to the Company. There are no tax gross-up payable under the executive agreements or otherwise.

Clawback Policy

In 2015, the Company adopted a clawback policy that provides the board of directors discretion to reduce the amount of future compensation (both cash and equity) payable to an executive of the Company for excess proceeds from incentive compensation received by such executive due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the SEC.

Tax Deductibility of Executive Compensation

In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that meets all the requirements to be deemed “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our present intention, for so long as it is consistent with our overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code, while also maintaining the flexibility to pay compensation that is subject to the deduction limitations imposed by Section 162(m) of the Code.

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Risk Oversight of Compensation Programs

The compensation and talent committee annually reviews and determined that our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•	Our compensation program for executive officers is designed to provide a balanced mix of cash and equity and annual and longer-term incentives, including compensation based on the achievement of performance targets.
•	The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.
•	Our stock option grants and time-based restricted stock unit grants generally vest over four years and, in the case of stock options, are only valuable if our stock price increases over time.
•	Our PSUs vest only after the achievement of significant long-term metrics designed to drive the long-term interests of our stockholders.
•	PSU awards align the interests of our executive officers with the success of our business strategy.
•	Maximum payout levels for cash and equity incentives are capped.
•	Our stock ownership guidelines align the interests of our executive officers with those of our stockholders.

Compensation Consultant Independence

Pursuant to its charter, the compensation and talent committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant.

The compensation and talent committee retained Pearl Meyer as its independent executive compensation consultant for 2016. Pearl Meyer reports directly to the compensation and talent committee, and the compensation and talent committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the compensation and talent committee, as requested, and communicates with the chairman of the compensation and talent committee between meetings; however, the committee makes all decisions regarding the compensation of the Company’s executive officers.

Pearl Meyer provides various executive compensation services to the compensation and talent committee with respect to our executive officers and other key employees at the compensation and talent committee’s request. The services Pearl Meyer provides include advising the compensation and talent committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

The compensation and talent committee reviews the services provided by its outside consultants and believes Pearl Meyer is independent in providing executive compensation consulting services. The compensation and talent committee conducted a specific review of its relationship with Pearl Meyer, and determined Pearl Meyer’s work for the compensation and talent committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NASDAQ. In making this determination, the compensation and talent committee noted the following:

•	Pearl Meyer did not provide any services to us or our management other than service to the compensation and talent committee (including compensation benchmarking for our senior leadership team), and it its services were limited to executive compensation consulting;
•	Fees paid by us to Pearl Meyer represented less than 1.0% of Pearl Meyer’s total revenue for the period January 2016 through December 2016;

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•	Pearl Meyer maintains a Conflicts Policy and an Insider Trading Policy which were provided to the compensation and talent committee with specific policies and procedures designed to ensure independence;
•	None of the Pearl Meyer consultants on our account had any business or personal relationship with our compensation and talent committee members;
•	None of the Pearl Meyer consultants on our account had any business or personal relationship with our executive officers; and
•	None of the Pearl Meyer consultants on our account directly own shares of our stock.

The compensation and talent committee continues to monitor the independence of its compensation consultant on a periodic basis.

Executive Compensation Summary

The following table sets forth summary compensation information for our chief executive officer, chief financial officer and the three other most highly compensated executive officers:

SUMMARY COMPENSATION TABLE - 2016

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Colin M. Angle Chairman, Chief Executive Officer and Director	2016 2015 2014	696,154 684,135 646,154	2,472,244 1,996,260 1,762,178	807,409 646,548 589,970	910,000 465,750 552,500	7,950 7,950 7,800	4,893,757 3,800,643 3,558,602

Alison Dean
Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	2016 2015 2014	455,385 433,654 388,462	953,604 734,878 580,890	311,552 238,003 194,546	448,500 222,525 212,500	7,950 7,950 7,800	2,176,991 1,637,010 1,384,198

Christian Cerda (5)	2016	419,808	1,151,228	377,732	378,220	7,950	2,334,938
Chief Operating Officer	2015 2014	400,000 335,385	878,938 360,889	284,498 120,563	165,600 159,250	7,950 7,800	1,736,986 983,887

Russell J. Campanello	2016	348,462	428,335	140,033	273,000	7,950	1,197,780
Executive Vice President, Human Resources and Corporate Communications	2015 2014	344,231 325,000	399,595 560,299	129,411 187,841	140,760 165,750	7,950 7,950	1,021,947 1,246,840

Glen D. Weinstein	2016	377,693	583,496	190,824	296,400	7,950	1,456,365
Executive Vice President and Chief Legal Officer	2015 2014	369,481 346,423	399,595 320,790	129,411 107,154	151,110 177,990	7,950 7,800	1,057,547 960,157

(1)	Represents salary earned in the fiscal years presented, which covered 52 weeks for fiscal year 2016 and 2014 and 53 weeks for fiscal year 2015.

(2)

Represents the aggregate grant date fair value for stock and option awards granted in the fiscal years ended December 31, 2016, January 2, 2016 and December 27, 2014, as applicable, in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (“ASC Topic 718”) disregarding any estimates of forfeitures. See the information appearing in note 9 to our consolidated

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financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for certain assumptions made in the valuation of stock and option awards.

(3)	Represents amounts paid in 2017, 2016 and 2015, respectively under the Company’s Senior Executive Incentive Compensation Plan for performance in the fiscal years ended December 31, 2016, January 2, 2016 and December 27, 2014, as applicable.

(4)	Includes 401(k) matching contributions for each of our named executive officers. Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees.

(5)	Christian Cerda’s base salary was increased from $400,000 to $420,000 as part of the annual review process in 2016 and also received a subsequent increase to $425,000 effective June 1, 2016 coincident with his promotion to chief operating officer. Mr. Cerda’s bonus for 2016 was calculated based on the weighted average of his base salary and target inventive bonus opportunity during fiscal 2016.

Grants of Plan-Based Awards in 2016

The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2016:

GRANTS OF PLAN-BASED AWARDS — 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Colin M. Angle	—	87,500	700,000	1,400,000	—	—	—	—	—	—	—
	3/11/2016	—	—	—	—	—	—	49,733	—	—	1,648,152
	3/11/2016	—	—	—	—	24,867	24,867	—	—	—	824,092
	3/11/2016	—	—	—	—	—	—	—	36,013	33.14	413,681
	6/10/2016	—	—	—	—	—	—	—	30,950	37.62	393,727
Alison Dean	—	43,125	345,000	690,000	—	—	—	—	—	—	—
	3/11/2016	—	—	—	—	—	—	19,183	—	—	635,725
	3/11/2016	—	—	—	—	9,592	9,592	—	—	—	317,879
	3/11/2016	—	—	—	—	—	—	—	13,888	$33.14	159,531
	6/10/2016	—	—	—	—	—	—	—	11,950	$37.62	152,021
Christian
Cerda (4)	—	36,367	290,935	581,870	—	—	—	—	—	—	—
	3/11/2016	—	—	—	—	—	—	15,667	—	—	519,204
	3/11/2016	—	—	—	—	7,833	7,833	—	—	—	259,586
	3/11/2016	—	—	—	—	—	—	—	11,338	33.14	130,240
	6/10/2016	—	—	—	—	—	—	6,600	—	—	248,292
	6/10/2016	—	—	—	—	3,300	3,300	—	—	—	124,146
	6/10/2016	—	—	—	—	—	—	—	14,625	37.62	186,050
	9/9/2016	—	—	—	—	—	—	—	4,775	39.09	61,442
Russell J.
Campanello	—	26,250	210,000	420,000	—	—	—	—	—	—	—
	3/11/2016	—	—	—	—	—	—	8,617	—	—	285,567
	3/11/2016	—	—	—	—	4,308	4,308	—	—	—	142,767
	3/11/2016	—	—	—	—	—	—	—	6,238	33.14	71,656
	6/10/2016	—	—	—	—	—	—	—	5,375	37.62	68,378
Glen D.
Weinstein	—	28,500	228,000	456,000	—	—	—	—	—	—	—
	3/11/2016	—	—	—	—	—	—	11,750	—	—	389,395
	3/11/2016	—	—	—	—	5,857	5,857	—	—	—	194,101
	3/11/2016	—	—	—	—	—	—	—	8,500	33.14	97,640
	6/10/2016	—	—	—	—	—	—	—	7,325	37.62	93,184

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(1)	This reflects the threshold, target and maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan. The actual amounts paid for fiscal year 2016 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	This reflects the threshold, target and maximum equity incentive payout levels associated with PSUs made pursuant to our 2015 Stock Option and Incentive Plan, as amended (the “2015 Stock Plan”), which amounts will be payable in shares of our common stock, if the performance thresholds are met under the terms of the awards.

(3)	All stock awards and option awards were made pursuant to the 2015 Stock Plan.

(4)	Christian Cerda was promoted to chief operating officer effective May 31, 2016. In accordance with his promotion, Mr. Cerda received additional restricted stock unit and PSU awards in June 2016, and an additional option award in September 2016.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the named executive officers, information about unexercised option awards and other unvested equity awards that were held as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2016

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards; Payout or Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Colin M. Angle	4/1/2011	45,200	—	33.48	4/1/2018	—	—	—	—
	3/9/2012	40,825	—	26.59	3/9/2019	—	—	—	—
	3/8/2013	33,914	2,261	22.86	3/8/2020	16,562	968,049	—	—
	3/7/2014	10,640	4,835	43.35	3/7/2021	13,550	791,998	—	—
	6/6/2014	13,544	6,156	35.43	6/6/2021	—	—	—	—
	3/6/2015	10,168	13,070	34.30	3/6/2022	29,100	1,700,895	19,400	1,133,930
	6/5/2015	8,757	14,593	32.38	6/5/2022	—	—	—	—
	3/11/2016	—	36,013	32.38	3/11/2023	49,733	2,906,894	16,578	968,984
	6/10/2016	—	30,950	37.62	6/10/2023	—	—	—	—

Alison Dean	4/1/2011	7,375	—	33.48	4/1/2018	—	—	—	—
	3/9/2012	4,725	—	26.59	3/9/2019	—	—	—	—
	3/8/2013	4,664	311	22.86	3/8/2020	2,275	132,974	—	—
	6/7/2013	7,416	1,059	34.67	6/7/2020	3,700	216,265	—	—
	3/7/2014	3,506	1,594	43.35	3/7/2021	4,466	261,038	—	—
	6/6/2014	4,469	2,031	35.43	6/6/2021	—	—	—	—
	3/6/2015	3,742	4,808	34.30	3/6/2022	10,712	626,116	7,142	417,450
	6/5/2015	3,225	5,375	32.38	6/5/2022	—	—	—	—
	3/11/2016	—	13,888	33.14	3/11/2023	19,183	1,121,246	6,394	373,729
	6/10/2016	—	11,950	37.62	6/10/2023	—	—	—	—

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards; Payout or Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Christian Cerda	3/8/2013	56,250	3,750	22.86	3/8/2020	7,500	438,375	—	—
	3/7/2014	2,175	988	43.35	3/7/2021	4,162	243,269	—	—
	6/6/2014	2,768	1,257	35.43	6/6/2021	—	—	—	—
	3/6/2015	4,474	5,751	34.30	3/6/2022	12,812	748,861	8,542	499,280
	6/5/2015	3,854	6,421	32.38	6/5/2022	—	—	—	—
	3/11/2016	—	11,338	33.13	3/11/2023	15,667	915,736	5,222	305,226
	6/10/2016	—	14,625	37.62	6/10/2023	6,600	385,770	2,200	128,590
	9/9/2016	—	4,775	39.09	9/9/2023	—	—	—	—

Russell J. Campanello	12/30/2010	10,000	—	24.53	12/30/2017	—	—	—	—
	3/9/2012	5,500	—	26.59	3/9/2019	—	—	—	—
	3/8/2013	6,047	403	22.86	3/8/2020	2,956	172,778	—	—
	3/7/2014	3,386	1,539	43.35	3/7/2021	4,308	251,803	—	—
	6/6/2014	4,315	1,960	35.43	6/6/2021	—	—	—	—
	3/6/2015	2,035	2,615	34.30	3/6/2022	5,825	340,471	3,883	226,961
	6/5/2015	1,754	2,921	32.38	6/5/2022	—	—	—	—
	3/11/2016	—	6,238	33.14	3/11/2023	8,617	503,664	2,872	167,868
	6/10/2016	—	5,375	37.62	6/10/2023	—	—	—	—
Glen D. Weinstein	4/1/2011	11,375	—	$33.48	4/1/2018	—	—	—
	3/9/2012	1,820	—	$26.59	3/9/2019	—	—	—
	9/7/2012	2,417	—	$25.99	9/7/2019	—	—	—
	3/8/2013	2,822	403	$22.86	3/8/2020	2,956	172,778	—
	3/7/2014	1,934	879	$43.35	3/7/2021	2,466	144,138	—	—
	6/6/2014	2,459	1,116	$35.43	6/6/2021	—	—	—	—
	3/6/2015	2,035	2,615	$34.30	3/6/2022	5,825	340,471	3,883	226,961
	6/5/2015	1,754	2,921	$32.38	6/5/2022	—	—	—	—
	3/11/2016	—	8,500	$33.14	3/11/2023	11,750	686,788	3,904	228,189
	6/10/2016	—	7,325	$37.62	6/10/2023	—	—	—	—

(1)	Except as otherwise noted, stock option grants vest over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant date, and the remainder in equal quarterly installments thereafter.

(2)	Stock options granted on June 6, 2014 vest at a rate of twenty-five percent (25%) on March 7, 2015, and the remainder in equal quarterly installments over the following three-year period.

(3)	Restricted stock unit awards vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant date.

(4)	Amounts disclosed in this column were calculated based on the closing price of our common stock on December 30, 2016, the last business date of the fiscal year ended December 31, 2016.

(5)	PSU awards are earned over a three-year period and vest at the end of such three-year period, dependent on achievement of pre-established performance goals and objectives. For additional information on the PSU awards, see the section above entitled “Compensation Discussion and Analysis - Elements of Compensation - Long-Term Incentives.”

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Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended December 31, 2016.

OPTION EXERCISES AND STOCK VESTED — 2016

	Option Awards		Stock Awards

Name	Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (2)
Colin M. Angle	113,950	3,439,496	53,349	1,729,291
Alison Dean	11,000	317,889	14,129	481,574
Christian Cerda			13,852	449,500
Russell J. Campanello	30,000	539,648	12,289	398,667
Glen D. Weinstein	8,351	174,417	11,767	403,257

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of settlement upon vesting.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2004 Stock Option and Incentive Plan, the 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan, and the 2015 Stock Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, units and rights (a)		Weighted average exercise price of outstanding options, units and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders	2,159,127	(1)	$33.01	1,495,517	(2)
Equity compensation plans not approved by security holders	28,137	(3)	$4.43	—
Total	2,187,264	(4)	$32.27	1,495,517

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(1)	Includes 1,060,037 shares of common stock issuable upon the exercise of outstanding options, 975,691 shares of common stock issuable upon the vesting of restricted stock units, and 123,999 shares of common stock issuable upon the vesting of PSUs if specified performance metrics are achieved.

(2)	As of December 31, 2016, there were no shares available for grants under the Amended and Restated 2004 Stock Option and Incentive Plan, our 2005 Stock Option and Incentive Plan, as amended, and the Evolution Robotics, Inc. 2007 Stock Plan, and 1,495,517 shares available under the 2015 Stock Plan. In connection with the adoption of the 2015 Stock Plan in 2015, the board of directors determined that no further shares would be granted under any previous Plans.

(3)	Represents shares issued pursuant to the Evolution Robotics, Inc. 2007 Stock Plan, acquired by the Company as part of the acquisition of Evolution Robotics, Inc., on October 1, 2012.

(4)	Includes 1,088,174 shares of common stock issuable upon the exercise of outstanding options.

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

The Company has entered into executive agreements with each of the named executive officers, the terms of which are described in the “Compensation Discussion and Analysis” section above.

Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

Assuming the employment of our named executive officers was terminated without cause (not in connection with a change in control) on December 31, 2016, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the table below, subject to any deferrals required under Section 409A of the Code.

Name	Base Salary ($)	Continuation of Health Plan Premium Payments ($)	Total ($)
Colin M. Angle	350,000	13,526	363,526
Alison Dean	230,000	11,408	241,408
Christian Cerda	212,500	12,779	225,279
Russell J. Campanello	175,000	12,779	187,779
Glen D. Weinstein	190,000	11,408	201,408

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Assuming the employment of our named executive officers was terminated by the Company without cause during the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or such officers resigned with good reason during the one-year period following a change in control and that such termination or resignation occurred on December 31, 2016, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any delay in payment required under Section 409A of the Code, and acceleration of vesting as set forth in the table below. The total amount payable to each executive officer may be subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Code. The following table provides the market value (that is, the value based upon our stock price on December 31, 2016, minus the exercise price, if any) of stock options and restricted stock units that would become exercisable or vested as a result of these acceleration events as of December 31, 2016.

Name	Base Salary ($)	Bonus ($)	Continuation of Health Plan Premium Payments ($)	Market Value of Stock Options ($)	Market Value of Restricted Stock and Restricted Stock Units ($)	Total ($)
Colin M. Angle	1,400,000	1,400,000	54,104	2,547,423	6,676,276	12,077,803
Alison Dean	920,000	690,000	45,631	1,187,940	2,938,632	5,782,203
Christian Cerda	850,000	637,500	51,115	1,454,612	2,948,919	5,942,146
Russell J. Campanello	700,000	420,000	51,115	613,726	1,604,453	3,389,294
Glen D. Weinstein	760,000	456,000	45,631	560,323	1,602,524	3,424,478

Director Compensation

In connection with our efforts to attract and retain highly-qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. In fiscal year 2016, each non-employee member of our board of directors was entitled to the following cash compensation:

Annual retainer for Board membership	$ 50,000
Annual retainer for lead independent director	$ 20,000
Audit Committee
Annual retainer for committee membership	$ 10,000
Additional retainer for committee chair	$ 10,000
Compensation and Talent Committee
Annual retainer for committee membership	$ 7,500
Additional retainer for committee chair	$ 7,500
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$ 5,000
Additional retainer for committee chair	$ 5,000
Strategy and Finance Committee
Annual retainer for committee membership	$ 7,500
Additional retainer for committee chair	—

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Pursuant to our Non-employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2015 Stock Plan or a subsequent stock option and incentive plan approved by our stockholders.

In 2016, each of our non-employee members of our board of directors was entitled to the following equity compensation:

Upon initial election to the board of directors, a non-employee director receives a one-time grant of restricted stock units having a fair market value of $220,000, measured at the end of the tenth week of the fiscal quarter in which the director was elected, which vests over a four-year period at a rate of twenty-five percent (25%) on each of the first four anniversaries of the grant date.

At the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each re-elected non-employee director receives a grant of restricted stock units having a fair market value of $110,000, which vests on the first anniversary of such grant.

In 2016, the compensation and talent committee of the board of directors voted to increase the annual equity compensation for non-employee directors. Beginning in the second quarter of 2017, at the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each re-elected non-employee director will receive a grant of restricted stock units having a fair market value of $130,000, which shall vest on the first anniversary of such grant.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

The following table provides compensation information for the fiscal year ended December 31, 2016 for each non-employee member of our board of directors. No member of our board of directors receives any additional compensation for services rendered as a member of our board of directors.

DIRECTOR COMPENSATION TABLE — 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Mohamad Ali (1)	64,375	109,963	174,338
Michael Bell	59,375	329,927	389,302
Ronald Chwang, Ph.D.	64,375	109,963	174,338
Gail Deegan	75,000	109,963	184,963
Deborah G. Ellinger	79,135	109,963	189,098
Andrea Geisser	75,000	109,963	184,963
George C. McNamee (3)	17,740	—	17,740
Andrew Miller	28,750	219,972	248,722
Michelle V. Stacy	68,125	109,963	178,088

(1)	Mr. Ali deferred all of his 2016 cash compensation pursuant to our Non-employee Directors’ Deferred Compensation Program under which he received stock units in lieu of cash.

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(2)	Represents the grant date fair value of restricted stock units awarded in the fiscal year ended December 31, 2016 in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such restricted stock unit award.
(3)	Mr. McNamee stepped down from the board of directors at the 2016 annual meeting of stockholders, and as a result was not eligible to receive a stock award in 2016.

The non-employee members of our board of directors who held such position on December 31, 2016 held the following aggregate number of unexercised options and unvested restricted stock units as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Units
Mohamad Ali	—	8,494
Michael Bell	—	8,770
Ronald Chwang, Ph.D.	—	2,923
Gail Deegan	—	2,923
Deborah G. Ellinger	—	2,923
Andrea Geisser	—	2,923
Andrew Miller	—	3,757
Michelle V. Stacy	—	3,304

Transactions with Related Persons

Mr. Miller has served as a member of our board of directors since September 2016, and currently serves as the Chief Financial Officer of PTC Inc. (“PTC”), which provides engineering software and cloud services to the Company. In fiscal year 2016, the Company paid to PTC approximately $367,000 in respect of these services.

Other than the payments to PTC described above and the compensation agreements and other arrangements which are described in the “Compensation Discussion and Analysis” section of this proxy statement, in 2016, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of PricewaterhouseCoopers LLP (“PwC”), independent registered public accountants, to serve as independent registered public accountants for our 2017 fiscal year. PwC has served as our independent registered public accounting firm since 1999. The Company is asking stockholders to ratify the selection by the audit committee of the board of directors of PwC as our independent auditors for the 2017 fiscal year. Although ratification by the stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the audit committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company. Each year, the audit committee considers whether to retain PwC and whether such service continues to be in the best interests of the Company and our stockholders. Among other things, the audit committee considers:

•	the quality and scope of the audit;

•	the independence of PwC;

•	the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the audit committee’s ongoing communications with and the capability and expertise of the team;

•	PwC’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and

•	external data relating to audit quality and performance, including recent PCAOB inspection reports available for PwC.

Based on this evaluation, the members of the audit committee and the board of directors believe that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our independent auditors for the fiscal year 2017.

The audit committee is also responsible for selecting the lead engagement partner. The rules of the Securities and Exchange Commission (the “SEC”) and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2015, the audit committee selected a new lead engagement partner to begin in the 2016 fiscal year. During 2015, the audit committee, including the chair of the audit committee, were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the chair of the audit committee and PwC as to all of the final candidates under consideration for the position, meetings with the full audit committee and management, and robust interviews with the final candidates.

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Pre-Approval of Audit and Non-audit Services

The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PwC for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PwC. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PwC, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of PwC attended all of the standard audit committee meetings in 2016. We expect that a representative of PwC will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees for professional services rendered by PwC to us during the fiscal years ended December 31, 2016 and January 2, 2016.

	2016	2015
Audit Fees	$1,099,304	$1,056,021
Audit-Related Fees	177,876	278,217
Tax Fees	548,558	140,187
All Other Fees	3,394	3,394

Total	$1,829,132	$1,477,819

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Consists of fees associated with services related to review of accounting for significant transactions and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax planning and compliance.

All Other Fees

All other fees include licenses to technical accounting research software. The audit committee has determined that the provision of services described above to us by PwC is compatible with maintaining their independence.

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Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

AS iROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2017.

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PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Existing Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.

In 2015, our nominating and corporate governance committee and our board of directors determined it was appropriate to propose the amendments described below, and included the proposal described below in our proxy statement for the 2015 annual meeting. Despite receiving the affirmative votes of holders of 58% of the outstanding shares at the 2015 annual meeting, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

In 2016, our nominating and corporate governance committee and our board of directors again determined it was appropriate to propose the amendments described below, and included the proposal described below in our proxy statement for the 2016 annual meeting. Despite receiving the affirmative votes of holders of over 68% of the outstanding shares at the 2016 annual meeting, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

Our board of directors continues to believe that the amendments described below are in the best interests of the Company’s stockholders, and, in light of the strong support received at both the 2015 and 2016 annual meetings, our board of directors has unanimously adopted a resolution approving and declaring the advisability of the below amendments to our Existing Certificate, which change the voting provisions in the Existing Certificate as follows:

Removal of Directors; Article VI, Section 5 - Currently, the approval of the holders of 75% or more of the shares of the Company entitled to vote at an election of directors is required to remove a director from office prior to the expiration of his or her term with cause. If this proposal is approved, stockholders will have the ability to remove a director from office prior to the expiration of his or her term with cause and the affirmative vote of a majority of the shares of the Company entitled to vote at an election of directors, which is the lowest allowable vote threshold under Delaware law; provided, however, that if Proposal 4 is approved by stockholders, the ability to remove will be without cause.

By-law Amendments; Article VIII, Section 2 - Currently, the Existing Certificate allows stockholders to amend or repeal our by-laws if at least 75% of the shares of the Company entitled to vote on such matter vote in favor of the amendment or repeal. If this proposal is approved, stockholders will have the ability to amend our by-laws with the affirmative vote of a majority of the shares cast and entitled to vote on such matter (with “abstentions,” “broker non-votes,” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal).

Amendments to Certain Provisions of the Certificate of Incorporation; Article IX - Currently, the approval of at least 75% of the shares of the Company entitled to vote on such matter is required to amend or repeal Articles V, VI, VII, VIII or IX of the Existing Certificate, which address, among other things, actions by written consent of stockholders, special meetings of stockholders requirements and procedures for electing and removing board members and filling vacancies, limitation of liability of directors, by-law amendments, and amendments of the Existing Certificate. If this proposal is approved, the threshold approval for stockholders to amend or repeal these provisions will be a vote of the majority of the outstanding shares of the Company entitled to vote on such amendment or repeal, which is the lowest allowable vote threshold under Delaware law.

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This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed amendments to our Existing Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.

To be approved, the proposed amendments to our Existing Certificate require an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendments to our Existing Certificate will become effective upon the filing of an amended and restated certificate of corporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

If this proposal is approved by the stockholders, we will make conforming amendments to our by-laws to require the vote of a majority of the shares cast for the amendment or repeal of our by-laws.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

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PROPOSAL 4

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

At our 2015 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary to reorganize the board of directors into one class with each director subject to election each year. As part of the request, our stockholders proposed that the Company would have the option to phase such declassification in over three years.

On March 18, 2016, our board of directors, after carefully considering the advantages and disadvantage of reorganizing the board of directors into one class with each director subject to election each year, unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate that would declassify our board of directors over a three-year period and provide for the annual election of our directors commencing at the 2017 annual meeting, subject to obtaining approval of such amendments by our stockholders at the 2016 annual meeting.

Despite receiving the affirmative votes of holders of over 68% of the outstanding shares at the 2016 annual meeting, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

Our board of directors continues to believe that the amendments described below are in the best interests of the Company’s stockholders, and, in light of the strong support received at both the 2015 and 2016 annual meetings, our board of directors has unanimously adopted a resolution approving and declaring the advisability of the below amendments to our Existing Certificate, to declassify the board. After further review and consideration, our board of directors has determined that it is in the best interests of the Company’s stockholders to, upon approval by the Company’s stockholders, declassify our board of directors and provide for annual election of all of our directors commencing at the 2018 annual meeting. If this Proposal 4 is approved by the stockholders, the terms for all directors will end at the 2018 annual meeting, and commencing with the 2018 annual meeting, all directors will be elected for one-year terms at each subsequent annual meeting. If this Proposal 4 is approved, any director appointed by the board of directors as a result of a newly created directorship or to fill a vacancy would hold office until the next occurring annual meeting.

Article VI, Section 3 of our Existing Certificate currently provides that our directors are divided into three classes, with each class serving a three-year term. Under the proposed amendments to our Existing Certificate in this Proposal 4, Article VI, Section 3 of the Existing Certificate would be amended to phase out the classified board structure. If the proposed amendments are approved, commencing with the 2018 annual meeting of stockholders, all directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the board of directors to fill a vacancy following the 2018 annual meeting of stockholders will hold office for a term expiring at the next annual meeting of stockholders following such appointment. Corresponding changes related to the declassification of the board would be made to Article VI, Section 4 of the Existing Certificate pertaining to vacancies on the board of directors. Article VI, Section 5 of the Existing Certificate, which currently provides that directors may be removed by stockholders only for cause, would also be amended to allow for removal of directors without cause. If the stockholders do not approve this Proposal 4, our board of directors will remain classified and our directors will continue to be subject to the classifications set forth in our Existing Certificate.

This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed amendments to our Existing Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.

To be approved, the proposed amendments to our Existing Certificate require an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendments to our Existing Certificate will become effective upon the filing of an amended and restated certificate of corporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

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PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO CALL A SPECIAL MEETING

Our Existing Certificate and our by-laws provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the board of directors.

As part of our board of directors’ ongoing review of corporate governance practices, the board of directors has reviewed and considered the advantages and disadvantages of permitting stockholders to call special meetings. Stockholder-called special meetings may divert management’s time away from the Company’s day-to-day operations and involve significant organization, distribution, legal and other costs, which may ultimately be counter to the best interest of the Company’s stockholders as a whole. The board of directors also recognizes that the ability to call special meetings would allow stockholders to convene to vote on matters outside of the annual meeting that are important to the Company’s growth and success. As a result, our board of directors believes that stockholders, or groups of stockholders, owning at least 25% of the Company’s outstanding common stock (the “Requisite Threshold”) should have the ability to call special meetings.

Our board of directors has unanimously adopted a resolution approving and declaring the advisability of an amendment to our Existing Certificate to remove the first sentence of Article V, Section 2, which provides that special meetings may only be called by the affirmative vote of a majority of the board of directors. Our board of directors believes that this amendment is in the best interests of the Company’s stockholders. Our board of directors has unanimously approved, subject to stockholder approval of this proposal, amendments to our by-laws to establish the requirements and procedures for stockholders to call special meetings (the “By-law Amendment”). The By-law Amendment provides that stockholders, or groups of stockholders, holding the Requisite Threshold may direct the Company’s Secretary to call special meetings. The By-law Amendment will become effective only upon approval of this proposal.

The above description of the proposed amendment to our Existing Certificate is a summary and is qualified by the full text of the proposed amendment to our Existing Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.

To be approved, the proposed amendment to our Existing Certificate requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendment to our Existing Certificate will become effective upon the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO CALL A SPECIAL MEETING.

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PROPOSAL 6

APPROVAL OF THE 2017 EMPLOYEE STOCK PURCHASE PLAN

On April 3, 2017, the board of directors adopted, subject to the approval of our stockholders, the iRobot Corporation 2017 Employee Stock Purchase Plan (the “ESPP”). We believe that the adoption of the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees.

Based solely on the closing price of our common stock reported on the NASDAQ Global Select Market on April 3, 2017, the maximum aggregate market value of the 700,000 shares of common stock that could potentially be issued under the ESPP is $45,808,000.

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Annex B. It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Shares Subject to the Plan. An aggregate of 700,000 shares will be reserved and available for issuance under the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

Plan Administration. The ESPP will be administered by the compensation and talent committee, which will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.

Eligibility. Any employee of the Company or its U.S. subsidiaries is eligible to participate in the ESPP so long as the employee has been employed for at least 30 days on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal to 5% or more of total outstanding common stock is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase common stock of the Company having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Participation; Payroll Deductions. Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay to the ESPP. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay. There are currently approximately 564 employees who will be eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Offering Periods. Unless otherwise determined by the compensation and talent committee, each offering of common stock under the ESPP will be for a period of six months, which we refer to as an “offering period.” The first offering period under the ESPP will begin on June 15, 2017 and end on the following November 14th. Subsequent offerings under the ESPP will generally begin on the first business day occurring on or after each November 15th and May 15th and will end on the last business day occurring on or before the following May 14th and November 14th, respectively. Shares are purchased on the last business day of each offering period, with that day being referred to as an “exercise date.” The compensation and talent committee may establish different offering periods or exercise dates under the ESPP.

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Exercise Price. On the first day of an offering period, employees participating in that offering period will receive an option to purchase shares of our common stock. On the exercise date of each offering period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is equal to the lesser of (i) 85% the fair market value per share of our common stock on the first day of the offering period or (ii) 85% of the fair market value per share of our common stock on the exercise date. The maximum number of shares of common stock that may be issued to any employee under the ESPP in any offering period is 1,000 or such other lesser number of shares as determined by our compensation and talent committee from time to time.

Subject to certain limitations, the number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the option exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

Terms of Participation. Except as may be permitted by the compensation and talent committee in advance of an offering, a participant may not increase or decrease the amount of his or her payroll deductions during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form within the period beginning 15 business days before the first day of such offering period and ending on the day prior to the first day of such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the business day following the employee’s delivery of written notice of withdrawal under the ESPP.

Term; Amendments and Termination. The ESPP will continue until terminated by our board of directors. Our board of directors may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.

New Plan Benefits

Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the amended and restated ESPP in the future are not determinable.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

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If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15% of the fair market value of the common stock on the first day of the offering period in which the shares were purchased and (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2017 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL 7

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS

At our 2011 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. In accordance with the advisory vote by our stockholders, we hold a non-binding, advisory votes on the compensation of our named executive officers every year. Our board of directors will consider the results of the non-binding advisory vote on the frequency of holding non-binding advisory votes on the compensation of our named executive officers outlined in Proposal 8 in determining the frequency going forward.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Compensation Discussion and Analysis and Executive Compensation Summary sections of this proxy statement for additional details on the Company’s executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 8

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(2) of the Exchange Act enables stockholders to vote on a non-binding advisory basis on how frequently our Company will submit “say-on-pay” proposals, similar to Proposal 7, to stockholders in the future. Under Section 14A(a)(2), generally, each public company must submit this proposal to its stockholders not less than every six years, and this proposal was last submitted to our Company’s stockholders at the 2011 annual meeting. Stockholders may choose to recommend that future say-on-pay proposals be held (i) every year (“1 YEAR” on the proxy card), (ii) every two years (“2 YEARS” on the proxy card) or (iii) every three years (“3 YEARS” on the proxy card). In addition, stockholders may choose to abstain from voting on this proposal.

After careful consideration, our board of directors believes that submitting a non-binding, advisory say-on-pay resolution to stockholders every year is the most appropriate alternative for the Company, and this alternative received the majority of the votes cast at our Company’s 2011 annual meeting of stockholders. Annual votes will provide our Company with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our Company’s proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual say-on-pay resolution will complement the annual focus of our proxy statement disclosure and provide our Company with the clearest and most timely feedback of the three frequency options. This feedback may then be considered by the compensation and talent committee in its annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on our Company.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR EVERY YEAR (“1 YEAR” ON THE PROXY CARD) AS THE FREQUENCY FOR FUTURE NON-BINDING, ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 14, 2017: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc.(3) 40 East 52nd St. New York, NY 10022	3,038,725	11.2%
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, PA 19355	2,818,753	10.34%
Colin M. Angle(5)	612,100	2.25%
Alison Dean(6)	95,283	*
Christian Cerda(7)	117,330	*
Russell J. Campanello(8)	97,312	*
Glen D. Weinstein(9)	84,254	*
Mohamad Ali	3,411	*
Michael Bell	—	*
Ronald Chwang(10)	104,203	*
Gail Deegan	16,522	*
Deborah G. Ellinger	20,663	*
Elisha Finney	—
Andrea Geisser	61,204
Andrew Miller	—	*
Michelle V. Stacy	9,701	*
All executive officers, directors and nominees as a group	1,222,923	4.49%

*	Represents less than 1% of the outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 14, 2017 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of February 14, 2017.
(2)	Applicable percentage of ownership as of February 14, 2017 is based upon 27,246,211 shares of common stock outstanding.
(3)

BlackRock Inc. has sole voting power with respect to 2,979,051 shares and sole dispositive power with respect to 3,038,725 shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

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This information has been obtained from a Schedule 13G/A filed by BlackRock Inc. with the SEC on January 12, 2017.
(4)	The Vanguard Group, Inc. has sole voting power with respect to 53,955 shares, shared voting power with respect to 6,200 shares, sole dispositive power with respect to 2,760,198 shares and shared dispositive power with respect to 58,555 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 52,355 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,800 shares as a result of its serving as investment manager of Australian investment offerings. The address of each reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on March 10, 2017.
(5)	Includes 179,423 shares issuable upon exercise of stock options and 45,471 shares issuable upon vesting of restricted stock units.
(6)	Includes 45,232 shares issuable upon exercise of stock options and 12,875 shares issuable upon vesting of restricted stock units.
(7)	Includes 77,836 shares issuable upon exercise of stock options and 17,769 shares issuable upon vesting of restricted stock units.
(8)	Includes 36,283 shares issuable upon exercise of stock options and 9,207 shares issuable upon vesting of restricted stock units.
(9)	Includes 30,126 shares issuable upon exercise of stock options and 9,069 shares issuable upon vesting of restricted stock units.
(10)	Includes 79,210 shares held in a trust for the benefit of certain of Dr. Chwang’s family members. As co-trustees of the family trust, shares voting and dispositive power over the shares held by the trust with Dr. Chwang’s spouse.

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OTHER MATTERS

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2018 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company’s principal executive offices not later than December 18, 2017. Stockholders who meet the applicable eligibility requirements under the proxy access provision of our by-laws and wish to include nominees for our board of directors in the Company’s proxy statement for the 2018 annual meeting, or stockholders who wish to make a proposal at the 2018 annual meeting (other than a proposal made pursuant to Rule 14a-8 or pursuant to the proxy access provision of our by-laws), must in each case notify us between January 23, 2018 and February 22, 2018. If a stockholder who wishes to present a proposal fails to notify us by February 22, 2018 and such proposal is brought before the 2018 annual meeting, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2018 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2016, except that Messrs. Angle and Ali each did not timely file a Form 4 with respect to one transaction.

EXPENSES AND SOLICITATION

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $11,000, plus reimbursement for out-of-pocket expenses.

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Exhibit A

iRobot Corporation

Adjusted EBITDA Reconciliation to GAAP

(unaudited, in thousands)

	For the twelve months ended

	December 31, 2016	January 2, 2016
Net income	$41,939	$44,130
Interest income, net	(934)	(678)
Income tax expense	19,422	18,841
Depreciation	9,974	11,375
Amortization	3,632	3,715

EBITDA	74,033	77,383
Stock-based compensation expense	15,995	14,183
Net merger, acquisition and divestiture expense*	1,848	822
Net intellectual property litigation expense	665	(394)
Restructuring expense	1,857	—

Adjusted EBITDA	$94,398	$91,994

* This definition was modified in the fourth quarter of fiscal 2015 to incorporate divestiture related costs.

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, net intellectual property litigation (income) expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

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ANNEX A

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposals 3, 4 and 5. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IROBOT CORPORATION

iRobot Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.            The name of the Corporation is iRobot Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 20, 2000 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was iRobot Corporation.

2.            This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on ~~October 26~~November 15, 2005 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3.            The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is iRobot Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)            the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)            dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

(c)            upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

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ARTICLE V

STOCKHOLDER ACTION

1.            Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2.            Special Meetings. ~~Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office.~~ Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.             General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.            Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3.             Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors.

~~The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Colin M. Angle and Ronald Chwang; the initial Class II Directors of the Corporation shall be Helen Greiner, George C. McNamee and Peter Meekin; and the initial Class III Directors of the Corporation shall be Rodney A. Brooks, Andrea Geisser and Jacques S. Gansler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election~~. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock at the annual meeting of stockholders of the Corporation that is held in calendar year 2018 and at each annual meeting of stockholders of the Corporation thereafter, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of the Corporation. Notwithstanding the foregoing, ~~the~~ Directors ~~elected to each class~~ shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

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4.            Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation held after such appointment ~~for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~ and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. ~~Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.~~ In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.            Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office ~~(i) only with~~ without cause ~~and (ii) only~~ by the affirmative vote of the ~~holders of 75% or more~~ majority of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal ~~and the alleged grounds thereof~~ shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1.            Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

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2.            Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of ~~at least 75%~~the majority of the ~~outstanding shares~~ votes cast by the stockholders entitled to vote on such amendment or repeal, voting together as a single class (with “abstentions”, “broker non-votes” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal)~~; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class~~.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose~~; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate~~.

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Annex B

IROBOT CORPORATION

2017 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the iRobot Corporation 2017 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of iRobot Corporation (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). An aggregate of 700,000 shares of Common Stock have been approved and reserved for this purpose.

The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1.            Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.            Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on June 15, 2017 and will end on the following November 14th (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each November 15th and May 15th and will end on the last business day occurring on or before the following May 14th and November 14th, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3.            Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are employed by the Company or a Designated Subsidiary and have completed at least 30 days of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private

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lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.            Participation.

(a)            An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b)            Enrollment. The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c)            Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.            Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent up to a maximum of 15 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6.            Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.            Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.            Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common

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Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 1,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.            Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.            Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.            Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders and may further designate such Subsidiaries as participating in the 423 Component or the Non-423 Component. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock

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is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Select Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.            Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.            Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that if such rules are inconsistent with the requirements of Section 423(b) of the Code, these employees will participate in the Non-423 Component. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.            Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.            Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.            Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.            Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

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18.            Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.            Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.            Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.            Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.            Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.            Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.            Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.            Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26.            Effective Date and Approval of Shareholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

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APPENDIX A

Designated Subsidiaries

iRobot Securities Corporation

iRobot US Holdings Inc.

iRobot Holdings LLC

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Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 23, 2017.
Vote by Internet
• Go to www.investorvote.com/IRBT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5, 6, and 7 and FOR “1 YEAR” on item 8.

1.	To elect three (3) class III directors (Elisha Finney, Andrew Miller and Michelle V. Stacey), nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.				+
The Board recommends a vote FOR all nominees.
	NOMINEES:	01 - Elisha Finney	02 - Andrew Miller	03 - Michelle V. Stacey

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 30, 2017. The Board recommends a vote FOR this proposal number 2.	☐	☐	☐	3.	To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements. The Board recommends a vote FOR this proposal number 3.	☐	☐	☐

4.	To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors. The Board recommends a vote FOR this proposal number 4.	☐	☐	☐	5.	To approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting. The Board recommends a vote FOR this proposal number 5.	☐	☐	☐

6.	To approve the 2017 Employee Stock Purchase Plan. The Board recommends a vote FOR this proposal number 6.	☐	☐	☐	7.	To approve, on an advisory basis, the compensation of our named executive officers. The Board recommends a vote FOR this proposal number 7.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain

8.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. The Board recommends a vote 1 YEAR on this proposal number 8. ☐	☐	☐	☐

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2017. THE PROXY STATEMENT AND

ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT

http://materials.proxyvote.com/462726

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — iRobot Corporation

Proxy for Annual Meeting of Stockholders May 23, 2017 SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints each of Glen D. Weinstein and Alison Dean as proxy, with full power of substitution to vote all shares of stock of iRobot Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held on Tuesday, May 23, 2017, at 8:30 a.m. local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated , a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6, AND 7, AND FOR “1 YEAR” ON ITEM 8, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SEE REVERSE SIDE.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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